EXECUTION VERSION

U.S. $15,000,000

CREDIT AGREEMENT

by and among

GOLUB CAPITAL BDC, INC.,
as the Servicer

GOLUB CAPITAL BDC REVOLVER FUNDING LLC,
as the Borrower

EACH OF THE LENDERS
FROM TIME TO TIME PARTY HERETO,
as the Lenders

and

THE PRIVATEBANK AND TRUST COMPANY,
as the Administrative Agent

Dated as of November 22, 2013

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Table of Contents

(continued)

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Table of Contents

(continued)

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EXHIBITS
EXHIBIT A-1	Form of Borrowing Notice (Funding Request)
EXHIBIT A-2	Form of Borrowing Notice (Reduction of Advances Outstanding/Facility Amount)
EXHIBIT A-3	Form of Borrowing Base Certificate
EXHIBIT A-4	Form of Letter of Credit Issuance Request
EXHIBIT A-5	Form of Notice of Conversion/Continuation
EXHIBIT B	Form of Variable Funding Note
EXHIBIT C	Form of Servicing Report
EXHIBIT D-1	Form of Officer’s Closing Certificate (Golub Capital BDC Revolver Funding LLC)
EXHIBIT D-2	Form of Officer’s Closing Certificate (Golub Capital BDC, Inc.)
EXHIBIT E-1	Form of Power of Attorney (Golub Capital BDC Revolver Funding LLC)
EXHIBIT E-2	Form of Power of Attorney (Golub Capital BDC, Inc.)
EXHIBIT F	Form of Variable Funding Note Transferee Letter
EXHIBIT G	Form of Joinder Supplement
EXHIBIT H	Form of Solvency Certificate
EXHIBIT I	Forms of Tax Certificates

SCHEDULES
SCHEDULE I	Condition Precedent Documents
SCHEDULE II	Location of Loan Files
SCHEDULE III	Loan Rating Scale
ANNEXES
ANNEX A	Addresses for Notices
ANNEX B	Commitments

THIS CREDIT AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of this November 22, 2013, by and among:

(1) GOLUB CAPITAL BDC, INC., a Delaware corporation (“Golub BDC”), as the servicer (together with its successors and assigns in such capacity, the “Servicer”);

(2) GOLUB CAPITAL BDC REVOLVER FUNDING LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”);

(3) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender (the “Lenders”); and

(4) THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking association (together with its successors and assigns, “PrivateBank”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, the Borrower has acquired, and may from time to time continue to acquire, certain Loans from the Original Seller;

WHEREAS, the Borrower may also purchase certain Loans directly from third parties;

WHEREAS, the Borrower is prepared to Grant security interests in all of its assets, including certain Loans and certain Related Security with respect thereto and the proceeds thereof, to the Lenders party hereto from time to time;

WHEREAS, the Lenders may, in accordance with the terms of this Agreement, make advances under the Variable Funding Notes to finance the Borrower’s acquisition of Loans;

WHEREAS, it is the intention of the parties hereto that (i) in connection with each Advance hereunder, the Borrower hereby Grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in all of the Borrower’s right, title and interest in and to the Loans and in all Related Security and proceeds with respect thereto, and (ii) this Agreement shall constitute a security agreement under Applicable Law in respect of all security interests Granted hereunder; and

WHEREAS, all other conditions precedent to the execution of this Agreement have been complied with.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Accounts”: The Collection Account, the Collateral Account, the U.S. Bank Account and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues.

“Additional Loans”: All Loans that become part of the Collateral after the Closing Date.

“Administrative Agent”: Defined in the Preamble.

“Advance Excess Amount”: With respect to all Asset Based Loans included in the Collateral for which (a) the advance rate (as set forth in the Underlying Instruments) applied to such Obligor’s eligible accounts receivable exceeds 85% (or such lesser amount as may be set forth in the Underlying Instruments) and (b) the advance rate (as set forth in the Underlying Instruments) applied to such Obligor’s eligible inventory exceeds 65% (or such lesser amount as may be set forth in the Underlying Instruments), the advanced portion of such Asset Based Loan which exceeds the foregoing limitations.

“Advance Rate”: With respect to the Eligible Loans on any Measurement Date, the corresponding percentage for the Eligible Loans, determined by reference to the number of Eligible Loans included in the Borrowing Base as of the Measurement Date, as set forth below:

# of Eligible Loans in the Borrowing Base	Advance Rate
Up to 15	75%
Between 16 and 30	80%
31 or More	85%

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; provided, that notwithstanding the foregoing, the Advance Rate with respect to each Pari Passu Loan shall at all times be the lesser of (x) 60% or (y) the percentage that causes the Advance relating to such Pari Passu Loan to equal $1,875,000, in each case irrespective of the number of Eligible Loans included in the Borrowing Base.

“Advances”: Defined in Section 2.1(b).

“Advances Outstanding”: On any day, the sum of (i) the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day and (ii) any LOC Obligations on such day, after giving effect to all reimbursements on any Letters of Credit and the issuances of new Letters of Credit on such day.

“Affected Party”: The Administrative Agent, the Issuing Lender, each Lender, all assignees and participants of each Lender and any sub-agent of the Administrative Agent.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided, however, that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 25% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agented Loan”: Any Loan originated as a part of a syndicated loan transaction that has one or more administrative, paying and/or collateral agents who receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility.

“Aggregate Outstanding Loan Balance”: On any date of determination, the sum of the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral on such date, minus the Outstanding Loan Balances of any Charged-Off Loans.

“Aggregate Unpaids”: At any time, an amount equal to the sum of all unpaid Advances Outstanding, Interest, Breakage Costs and all other amounts owed by the Borrower to any Affected Party or Indemnified Party hereunder (including, without limitation, all Indemnified Amounts, other amounts payable under Article XI and amounts required to be paid under Section 2.6, Section 2.8, Section 2.11, Section 2.12 and Section 2.13 to any Affected Party or Indemnified Party) or by the Borrower or any other Person under any fee letter delivered in connection with the transactions contemplated by this Agreement (including, without limitation, each Lender Fee Letter), in each case whether due or accrued.

“Amortization Period”: The period beginning on the date on which the Termination Date is declared or occurs automatically, and ending on the Collection Date.

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“Anniversary Date”: November 22st of each year prior to but not including the Facility Termination Date.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Approved Replacement Servicer”: Any of the entities set forth in that certain letter agreement, dated as of November 22, 2013, by and among the Borrower, Golub BDC and the Administrative Agent, which letter may be updated from time to time with the consent of Golub BDC and the Administrative Agent.

“Asset Based Loan”: Any Loan that (i) is secured by a security interest in the related Obligor’s accounts receivable, inventory or equipment, and provides the related Obligor with the option to receive additional borrowings thereunder based on the value of its eligible accounts receivable or inventory as of each month multiplied by an advance rate, (ii) is designated by the Servicer as an “Asset Based Loan” in accordance with the Credit and Collection Policy and (iii) is secured by (x) a perfected first priority security interest (subject to Permitted Liens) (directly or via an intercreditor agreement on terms satisfactory to the Administrative Agent) in any proceeds received from the related Obligor with respect to such Obligor’s accounts receivable, inventory, cash and any general intangibles related to such accounts receivable and inventory and (y) a first or second priority security interest with respect to the proceeds of any other assets of any such Obligor.

“Assignment (Sale) Agreement”: That certain Assignment (Sale) Agreement, dated as of November 21, 2013 (as amended, modified, supplemented or restated from time to time), by and between the Servicer, as the transferor, and the Borrower, as the transferee.

“Availability”: At any time, an amount equal to the excess, if any, of (i) the lesser of (a) the Facility Amount and (b) the Maximum Availability over (ii) the Advances Outstanding on such day; provided, however, after the declaration of the Termination Date pursuant to Section 8.2(a) or the Facility Termination Date, the Availability shall be zero.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Benefit Plan”: Any employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA in respect of which the Borrower, the Original Seller or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

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“Borrower”: Defined in the Preamble.

“Borrowing Base”: As of any Measurement Date, an amount equal to (i) the Aggregate Outstanding Loan Balance, after giving effect to all Loans (other than the Collateral Account Loans) added to and removed from the Collateral on such date, plus (ii) the amount of Principal Collections on all Loans (other than Collateral Account Loans) on deposit in the Collection Account as of such date, plus (iii) the amount of Principal Collections on all Loans (other than Collateral Account Loans) on deposit in the U.S. Bank Account as of such date, minus (iv) the Excess Concentration Amount, minus (v) the Outstanding Loan Balances of all Delinquent Loans, minus (vi) the Advance Excess Amount; provided, that no amount subtracted pursuant to clauses (iv), (v) or (vi) shall be duplicative of any other amount subtracted pursuant such clauses.

“Borrowing Base Certificate”: Each certificate, in the form of Exhibit A-3 (including Annex I thereto as an EXCEL file) or such other form as may be mutually agreed to in writing by the Administrative Agent and the Borrower from time to time, required to be delivered by the Borrower with each Borrowing Notice and on each Measurement Date.

“Borrowing Notice”: Each notice required to be delivered by the Borrower (i) in respect of (a) the Initial Advance and each incremental Advance, in the form of Exhibit A-1, (b) any reduction of the Facility Amount or repayment of Advances Outstanding, in the form of Exhibit A-2, or (c) any request for a Letter of Credit Issuance pursuant to Section 2.3(a), in the form of Exhibit A-4.

“Breakage Costs”: With respect to any Lender, any amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as determined by the applicable Lender in such Lender’s sole discretion) as a result of a prepayment by the Borrower of Advances Outstanding or Interest. All Breakage Costs shall be due and payable hereunder on demand in accordance with the terms hereof. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be set forth in a written notice to the Borrower, which shall set forth the basis of the calculation and all components thereof in reasonable detail.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks in Chicago, Illinois or New York, New York are not authorized or required by law to close.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change-in-Control”: Any of the following:

(a) the Management Agreement shall fail to be in full force and effect; or

(b) the dissolution, termination or liquidation in whole or in part, transfer or other disposition of all or substantially all of the assets of the Servicer; or

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(c) the creation or imposition of any Lien on any limited liability company membership interest in the Borrower, subject to the written consent of the Administrative Agent; or

(d) the failure on or after the Closing Date by Golub BDC to own limited liability company membership interests in the Borrower equal to 100% of such interests in the aggregate.

“Change of Tax Law”: Any change in application or public announcement of an official position under or any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) or treaties of any jurisdiction in which an Obligor is organized, or any political subdivision or taxing authority of any of the foregoing, affecting taxation, or any proposed change in such laws or change in the official application, enforcement or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), or any other action taken by a taxing authority or court of competent jurisdiction in the relevant jurisdiction, or the official proposal of any such action.

“Charged-Off Loan”: A Loan as to which any of the following first occurs: (i) the Servicer has determined or should have determined in accordance with the Credit and Collection Policy and the Servicing Standard that such Loan is not collectible, (ii) the Loan has been a Delinquent Loan for a period of 60 days or more (without giving effect to any grace period permitted in the related Underlying Instruments), (iii) the related Obligor is subject to an Insolvency Event or (iv) the related Obligor is not Solvent, as reasonably determined by the Servicer in accordance with the Credit and Collection Policy and the Servicing Standard.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”: November 22, 2013.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral”: All right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and including the property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Existing Loans, Additional Loans and Collateral Account Loans and all monies due or to become due in payment under such Existing Loans, Additional Loans and Collateral Account Loans on and after (x) the related Cut-Off Date in the case of each Existing Loan and Additional Loan and (y) the date such Collateral Account Loan is credited to the Collateral Account, including, but not limited to, all Collections;

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(ii) all Related Security with respect to the Loans referred to in clause (i);

(iii) the Accounts; and

(iv) all income and Proceeds of the foregoing.

For the avoidance of doubt, the term “Collateral” shall, for all purposes of this Agreement, be deemed to include any Existing Loan or Additional Loan acquired directly by the Borrower from a third party in a transaction.

“Collateral Account”: Defined in Section 6.4(d)(ii).

“Collateral Account Loans”: Defined in Section 2.16(a).

“Collateral Account Loan Proceeds”: Defined in Section 2.16(a).

“Collateral Account Shortfall”: As of any Measurement Date prior to the Termination Date, an amount equal to the positive difference, if any, of (i) $3,000,000 over (ii) (x) the aggregate sum of the Fair Market Value of all Collateral Account Loans plus (y) any cash on deposit in the Collateral Account.

“Collection Account”: Defined in Section 6.4(d)(i).

“Collateral Custodian”: Initially, U.S. Bank National Association, not in its individual capacity, but solely in its capacity as collateral custodian pursuant to the terms of the Collateral Custodian Agreement, together with its successors and assigns in such capacity in accordance with this Agreement and the Collateral Custodian Agreement.

“Collateral Custodian Agreement”: The Collateral Custodian Agreement, dated as of the Closing Date, among the Collateral Custodian, the Administrative Agent and the Borrower, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collection Date”: The date following the Termination Date on which the Aggregate Unpaids have been reduced to zero and indefeasibly paid in full (other than contingent indemnification obligations which are not threatened or pending).

“Collection Period”: With respect to the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date; and thereafter, the period from but excluding the Determination Date preceding the previous Payment Date to and including the Determination Date preceding the current Payment Date.

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“Collections”: (a) All cash collections and other cash proceeds of any Loan (including the proceeds of all Related Security with respect thereto), including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts and amounts attributable to any Retained Interests), (b) interest earnings on Permitted Investments or otherwise in any Account and (c) any cash proceeds or other funds received by the Borrower or the Servicer with respect to any Related Security (including from any guarantors) or any other source.

“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances, in accordance herewith in an amount not to exceed (a) prior to the Termination Date, the dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable, and (b) on or after the declaration of the Termination Date pursuant to Section 8.2(a) or the Facility Termination Date, with respect to each Lender, the Pro Rata Share of such Lender of the aggregate Advances Outstanding.

“Commitment Fee”: With respect to any Lender, the “commitment fee” set forth in the applicable Lender Fee Letter.

“Concentration Limits”: As of any Measurement Date, for purposes of determining the Borrowing Base, the following concentration limitations (except as specifically noted, (i) percentages refer to the percentage of the Aggregate Outstanding Loan Balance and (ii) in all cases, the Outstanding Loan Balances of Charged-Off Loans shall be excluded from calculations hereunder):

(a) the sum of the Outstanding Loan Balances of Eligible Loans that are Loans to a single Obligor (including any Affiliates thereof) shall not exceed $3,750,000; and

(b) the sum of the Outstanding Loan Balances of Eligible Loans that are Pari Passu Loans not agented by Golub Capital Incorporated or an Affiliate thereof shall not exceed $4,500,000.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated”: When used with reference to financial statements or financial statement items of any Obligor and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDA”: With respect to any Obligor and any applicable period of computation, the amount representing “consolidated EBITDA” for such period as reflected on the compliance reports provided to the Servicer by such Obligor pursuant to the applicable Underlying Instruments.

“Consolidated Funded Debt”: With respect to any Obligor and any date of calculation, the amount representing “consolidated funded debt” for such Obligor and its Subsidiaries as reflected on the compliance reports provided to the Servicer by such Obligor pursuant to the applicable Underlying Instruments.

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“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

“Credit and Collection Policy”: With respect to the initial Servicer, the written credit policies and procedures manual of the Servicer delivered by the Servicer to the Administrative Agent on the date hereof, as such credit and collection policy may be amended or supplemented from time to time in accordance with Section 5.3(f), or, with respect to any Successor Servicer, the customary written collection policies and procedures of such Successor Servicer.

“Cut-Off Date”: With respect to each Loan, the Funding Date of the Advance made in respect thereof.

“Delinquent Loan”: A Loan (other than a Charged-Off Loan) as to which any of the following occurs: (a) all or any portion of any one or more payments of principal or interest thereunder remains unpaid for at least 60 days from the original due date for such payment (without giving effect to any grace period permitted in the Underlying Instruments); (b) a Material Modification has occurred with respect to such Loan; (c) (i) with respect to an Asset Based Loan, the related Obligor is delinquent on any other loan owned by the Original Seller or any Affiliate thereof that is secured by a security interest of the same or higher priority in any collateral that also constitutes Related Security hereunder (however such delinquency is defined in the related loan agreement for such loan and giving effect to any relevant grace period), or (ii) with respect to a Non-Asset Based Loan, the related Obligor is delinquent (however such delinquency is defined in the related loan agreement for such loan and giving effect to any relevant grace period) on any other loan owned by the Original Seller or any affiliate thereof that is secured by a security interest of the same or higher priority (excluding any security interest securing non-material indebtedness incurred in the ordinary course of business); (d) the related Obligor is not paying any of the accrued and unpaid interest on a current basis for at least 60 days from the original date for such payment (without giving effect to any grace period permitted in the Underlying Instruments); (e) the Original Seller or any Affiliate thereof has made a loan to such Obligor for the purpose of enabling such Obligor to pay principal and interest on such Loan and to avoid a payment default; or (f) consistent with the Credit and Collection Policy and the Servicing Standard, such Loan would be classified as delinquent or placed on non-accrual status by the Servicer.

“Determination Date”: The last day of each calendar month.

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“Discretionary Sale”: Defined in Section 2.14(a).

“Discretionary Sale Date”: The Business Day identified by the Borrower to the Administrative Agent in a Discretionary Sale Notice as the proposed date of a Discretionary Sale.

“Discretionary Sale Notice”: Defined in Section 2.14(a)(i).

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“Eligible Collateral Custodian”: Any successor custodian shall be a state or national bank or trust company that has capital and surplus of at least U.S.$100,000,000 and that satisfies any other applicable requirements under the Investment Company Act of 1940, as amended, to serve as custodian of the assets of a business development company.

“Eligible Loan”: On any Measurement Date, each Loan that satisfies each of the following eligibility requirements:

(a) such Loan has been originated, purchased or otherwise acquired by the Original Seller or the Borrower in the ordinary course of such Person’s business;

(b) such Loan is denominated and payable in Dollars and its Underlying Instruments do not permit the currency or country in which such Loan is payable to be changed;

(c) such Loan has been documented in a manner consistent with the Credit and Collection Policy and is evidenced by a promissory note (other than in the case of a Noteless Loan), a credit agreement containing an express promise to pay, a security agreement or instrument and related loan documents that have been duly authorized and executed, are in full force and effect and constitute the legal, valid, binding and absolute and unconditional payment obligation of the related Obligor, enforceable against such Obligor in accordance with their terms (subject, as to enforcement only, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity, whether considered in a suit at law or in equity), and there are no conditions precedent to the enforceability or validity of the Loan that have not been satisfied or validly waived;

(d) such Loan (i) was originated and underwritten, or purchased and re-underwritten, by the Original Seller or the Borrower, as applicable, including, without limitation, the completion of a normal and customary due diligence audit and collateral assessment, (ii) is fully documented and (iii) is being serviced by the Servicer, in each case in accordance with the Credit and Collection Policy and the Servicing Standard;

(e) (1) with respect to any Non-Asset Based Loan that is not a Pari Passu Loan, such Loan has (a) a Total Leverage Ratio less than 4.0 and (b) a Loan Leverage Ratio less than 1.25 and (2) with respect to any Pari Passu Loan, such Loan has (a) a Total Leverage Ratio less than or equal to 5.25 and (b) a Pari Passu Loan Leverage Ratio less than or equal to 3.75;

(f) such Loan does not constitute Margin Stock;

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(g) such Loan, together with the Related Security, (1) has been purchased or originated directly by or sold to the Borrower, in each case pursuant to (and in accordance with) this Agreement and the applicable Transfer Document and the Borrower has good and marketable title, to such Loan and Related Security, free and clear of all Liens (other than Permitted Liens) and (2) has been pledged by the Borrower to the Administrative Agent for the benefit of the Secured Parties;

(h) as of the related Funding Date, such Loan is not more than five Business Days delinquent in payment and, since its acquisition by the Original Seller (or, in the case of a Loan acquired directly from a third party, since the closing of such acquisition), such Loan has never been more than thirty (30) days delinquent in payment of either principal or interest (unless otherwise approved by the Administrative Agent in its sole discretion);

(i) as of the date such Loan became part of the Collateral such Loan was not, and currently is not, (x) a Materially Modified Loan or (y) a loan or extension of credit (including a new loan that replaced a prior loan by the Original Seller or any of its Affiliates to the Obligor that was a Delinquent Loan or a Charged-Off Loan) by Original Seller to the Obligor for the purpose of (i) making any past due principal, interest or other payments due on such Loan, (ii) preventing such Loan or any other loan to the related Obligor from becoming past due or (iii) causing a Delinquent Loan or a Charged-Off Loan to cease to be so classified;

(j) such Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor (including any account debtor or Person obligated to make payments on such Loan to such Obligor), nor will the operation of any of the terms of the Underlying Instruments, or the exercise of any right thereunder, render the Underlying Instruments unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Underlying Instruments with respect to the Loan provide for an affirmative waiver by the related Obligor of all rights of rescission, set-off and counterclaim against the Original Seller and its assignees;

(k) such Loan does not contain confidentiality restrictions that would prohibit the Lenders, the Administrative Agent or any other Secured Party from accessing all necessary information (as required to be provided pursuant to the Transaction Documents) with regards to such Loan so long as the Lenders, the Administrative Agent or any other Secured Party, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;

(l) the Obligor with respect to such Loan is an Eligible Obligor;

(m) the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(n) the Loan (together with the Collections and Related Security related thereto) has been the subject of a Grant by the Borrower in favor of the Administrative Agent on behalf of the Secured Parties of a valid and first priority perfected security interest;

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(o) such Loan does not contravene in any material respect any Applicable Law (including, without limitation, laws, rules and regulations, if applicable, relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, licensing and privacy);

(p) all Loan Files are being or shall be maintained with U.S. Bank in accordance with the Collateral Custodian Agreement;

(q) (i) such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold to the Borrower and to have a security interest therein Granted to the Administrative Agent for the benefit of the Secured Parties or all consents necessary for assignment of such Loan to the Borrower and pledge to the Administrative Agent for the Benefit of the Secured Parties have been obtained and (ii) the Underlying Instruments provide that any consents necessary for future assignments shall not be unreasonably withheld by the Applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Underlying Instruments inure to the benefit of the holder of such Underlying Instruments (subject to the rights of any applicable agent or other lenders);

(r) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Loan by the Original Seller and the Borrower have been duly obtained, effected or given and are in full force and effect;

(s) no selection procedure adverse to the interests of the Administrative Agent, the Lenders or the other Secured Parties was utilized by the Borrower or the Original Seller in the selection of such Loan for inclusion in the Collateral;

(t) such Loan is not subject to withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis in the event of a Change of Tax Law;

(u) as of the related Cut-Off Date, such Loan is not a Charged-off Loan or a non-accrual Loan;

(v) with respect to any Revolving Loan, the maximum term to maturity of such Loan shall not exceed 5 years from the Cut-off Date thereof;

(w) such Loan is a Senior Secured Loan;

(x) as of the related Cut-Off Date, (1) no payment default (after giving effect to any applicable cure period) has occurred and is continuing with respect to such Loan and (2) following any default (after giving effect to any applicable cure period) with respect to such Loan, the lenders thereunder have not elected to commence the exercise of remedies;

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(y) all information prepared and provided by the Borrower or the Servicer with respect to such Loan is true and correct in all material respects as of the date such information is provided; provided, that to the extent any such information was furnished to the Borrower or the Servicer, as applicable, by a related Obligor or any other third party, such information is true and correct to the knowledge (after due inquiry under the circumstances) of the Borrower or of the Servicer, as applicable;

(z) such Loan is not the subject of an offer of exchange or tender by its issuer, for cash, securities or any other type of consideration, and has not been called for redemption or tender into any other security or property that is not, on the date of such investment, a Loan;

(aa) such Loan (i) is not an Equity Security and (ii) does not provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral;

(bb) such Loan provides for a fixed amount of principal payable in cash no later than its stated maturity;

(cc) as of the related Cut-Off Date, the Borrower has no knowledge of any fact that should lead it to expect that such Loan will not be paid in full;

(dd) such Loan provides for periodic payments of accrued and unpaid interest in cash no less frequently than semi-annually;

(ee) such Loan is a Revolving Loan;

(ff) with respect to any Revolving Loan, there has occurred no failure on the part of the Original Seller or the party holding the related Retained Interest to fund any unfunded commitments relating to such Revolving Loan (other than in the case of administrative errors, acts of God, other events beyond the Original Seller’s or party’s control or the Original Seller’s or party’s good faith belief that such funding is not required under the terms of the Underlying Instruments), but only to the extent the Original Seller or party is obligated to fund such unfunded commitments in accordance with the related Underlying Instruments, subject to (i) any applicable grace periods set forth in the applicable Underlying Instruments and (ii) any waiver of such obligation;

(gg) such Loan, pursuant to the definition of “Retained Interest” herein and the Retained Interest provisions of Section 11.18, does not require the Borrower to make future advances to the Obligor under the related Underlying Instruments; and

(hh) such Loan shall have a Risk Rating of 3 or better.

“Eligible Obligor”: On any Measurement Date, any Obligor that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is a legal operating entity or holding company;

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(c) has not entered into the Loan primarily for personal, family or household purposes;

(d) is not a Governmental Authority;

(e) is not an Affiliate of the Borrower, the Original Seller or the Servicer (so long as the Servicer is an Affiliate of the Borrower);

(f) such Obligor’s principal office is located in, and the Related Property with respect to which the Loan is principally underwritten is located in, the United States;

(g) is not (and has not been for at least three years) the subject of an Insolvency Event, and, as of the date on which such Loan becomes part of the Collateral, such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, as determined by the Servicer, unless approved in writing by the Administrative Agent in its sole discretion; and

(h) is not in the gaming, nuclear waste, biotechnology, natural resources, utility, internet or real estate investment industry (other than obligors in the business of wholesale purchasing and reselling of natural gas or electricity, the loans to which have been appropriately hedged) unless approved in writing by the Administrative Agent in its sole discretion.

“Eligible Repurchase Obligations”: Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) of the definition of Permitted Investments.

“Environmental Laws”: Any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by the Borrower as a Loan, (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by the Borrower as a Loan, and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan, for so long as such obligation fails to satisfy such requirements.

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“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) when applicable, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Eurodollar Disruption Event”: The occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent of the inability, for any reason, of such Lender or any of its assignees or participants to determine the LIBOR Rate, (c) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that the rate at which deposits of Dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender or any of its assignees or participants of making, funding or maintaining any Advance or (d) any Lender shall have notified the Administrative Agent of the inability of such Lender or any of its assignees or participants to obtain Dollars in the London interbank market to make, fund or maintain any Advance.

“Excepted Persons”: Defined in Section 11.13(a).

“Excess Concentration Amount”: With respect to all Eligible Loans included in the Collateral, the amount by which the sum of the Outstanding Loan Balances of such Eligible Loans exceeds any applicable Concentration Limits, to be calculated without duplication.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (a) Any amount (other than amounts relating to amounts payable by the Borrower (or by the Servicer on its behalf) pursuant to Section 2.13) received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Related Property and (b) any amount received in the Collection Account or other Account deposited in error or otherwise representing (i) any amount representing a reimbursement of insurance premiums and (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments.

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“Excluded Taxes”: means any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Party’s failure to comply with Section 2.13(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Loan Advance”: Defined in Section 2.1(b).

“Existing Loans”: Each Loan purchased by the Borrower from the Original Seller or from a third party transferor and owned by the Borrower on the Closing Date, if any, as referenced in the Borrowing Base Certificate delivered pursuant to Section 3.2(a) on the Closing Date.

“Facility Amount”: $15,000,000 or the amount resulting from any change to the Facility Amount pursuant to Section 2.4 or Section 2.5.

“Facility Termination Date”: November 22, 2019, or such later date which is (x) five years following any Anniversary Date with respect to which a Non-Renewal Notice is delivered pursuant to Section 2.1(c) or (y) six years following any Anniversary Date with respect to which a Non-Renewal Notice is not delivered pursuant to Section 2.1(c); provided that in no case shall the Facility Termination Date extend beyond the date which is six years following the date of the initial Advance made hereunder.

“Fair Market Value”: With respect to any Loan as of any date, the fair market value information with respect to such Loan provided by the Servicer in the most recent Valuation Report delivered by the Servicer pursuant to Section 6.7(d).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter”: The Fee Letter dated November 22, 2013 between and among the Borrower, the Servicer and PrivateBank, as amended.

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“Fees”: The Commitment Fee, the Letter of Credit Fee and any fees payable pursuant to any Lender Fee Letter (including, without limitation, the Fee Letter).

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“Fitch”: Fitch, Inc. or any successor thereto.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding Date”: Any Business Day on which an Advance is made.

“Funding Request”: A Borrowing Notice in the form of Exhibit A-1 requesting a New Loan Advance or Existing Loan Advance and including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“Golub BDC”: Defined in the Preamble.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of any instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation, the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect thereof, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring any suit in equity, action at law or other judicial or administrative proceeding in the name of the granting party or otherwise, and generally to do and receive anything that the granting party may be entitled to do or receive thereunder or with respect thereto.

“Guaranty Obligations”: With respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

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“H.15”: Federal Reserve Statistical Release H.15.

“Hazardous Materials”: All materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. §172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Highest Required Investment Category”: (i) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months, (ii) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments, and (iii) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Increase Effective Date”: Defined in Section 2.5(d).

“Increased Costs”: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.12.

“Indebtedness”: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) above; provided that, for the avoidance of doubt, any Loan sold by the Borrower in a manner which is characterized on the books of the Borrower as a secured borrowing by the Borrower in accordance with GAAP but does not create any recourse to the Borrower (for example, where the Borrower sells a portion of a loan which has been restructured as a first lien loan and a first lien last out loan) shall not constitute “Indebtedness” of the Borrower.

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“Indemnified Amounts”: Defined in Section 9.1.

“Indemnified Parties”: Defined in Section 9.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry”: The industry of an Obligor as determined by reference to the NAICS Codes.

“Initial Advance”: The first Advance hereunder.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

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“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy”: With respect to any Loan, an insurance policy covering liability and physical damage to, or loss of, the Related Property.

“Insurance Proceeds”: Any amounts received on or with respect to a Loan under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation which is neither required to be used to restore, improve or repair the related real estate nor required to be paid to the Obligor under the Underlying Instruments.

“Interest”: For the applicable period pertaining to each Advance outstanding, the sum of the products (for each day during such period) of:

IR x P x 1

     D

where:

IR = the Interest Rate applicable to such Advance on such day;

P = the principal amount of such Advance on such day; and

D = 360 days.

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collections”: Any and all amounts of collections received with respect to the Collateral other than Principal Collections that are deposited into the Collection Account, or received by or on behalf of the Borrower, the Servicer or the Original Seller in respect of a Loan, including, without limitation, Insurance Proceeds, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment plus any interest received on Permitted Investments.

“Interest Period”: With respect to any LIBOR Rate Advance:

(a) initially, the period commencing on the Funding Date or conversion date, as the case may be, with respect to such Advance and ending one, two or three months thereafter, as selected by the Borrower in the Funding Request or Notice of Conversion/Continuation given with respect thereto; and

(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Advance and ending one, two or three months thereafter, as selected by the Borrower pursuant to the terms of this Agreement; provided that the foregoing provisions are subject to the following:

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(i) if any Interest Period pertaining to a LIBOR Rate Advance would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month; and

(iii) the Borrower may not select any Interest Period in respect of any LIBOR Rate Advance that would otherwise extend beyond the Facility Termination Date.

“Interest Rate”: For the applicable period and for each Advance outstanding for each day during such period, a per annum interest rate equal to (a) at all times during the period from the Closing Date to the November 22, 2014 Anniversary Date, (i) the LIBOR Rate plus 3.50% or (ii) the Prime Rate plus 1.50% and (b) at all other times, (i) the LIBOR Rate plus 2.50% or (ii) the Prime Rate plus 0.50%.

“Interests in Real Property”: A fee simple interest, a financeable estate for years or a leasehold interest in each case in real property.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans pursuant to an assignment agreement.

“Issuing Lender”: PrivateBank and its successors and assigns.

“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit G to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.5.

“Lender”: Defined in the Preamble.

“Lender Fee Letter”: Each fee letter agreement that shall be entered into by and among the Borrower, the Servicer and the applicable Lender in connection with the transactions contemplated by this Agreement, as amended, modified, waived, supplemented, restated or replaced from time to time, including, without limitation, the Fee Letter.

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“Letter of Credit Fee”: For any Determination Date, an amount equal to the sum of the products for each day during such Collection Period of (i) 1/360, (ii) 2.5%, and (iii) the maximum amount available to be drawn under each outstanding Letter of Credit issued by the Issuing Lender on such day.

“Letter of Credit Issuance”: An issuance of a Letter of Credit by the Issuing Lender pursuant to Section 2.3(a).

“Letters of Credit”: Any letter of credit issued by the Issuing Lender pursuant to the terms hereof as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

“LIBOR Rate”: A rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Rate Advance and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error.

“LIBOR Rate Advance”: Any Advance with respect to which the Interest Rate is calculated in relation to the LIBOR Rate.

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Liquidation Expenses”: With respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan and other out-of-pocket costs related to the liquidation of any such Related Property, including the attempted collection of any amount owing pursuant to such Loan if it is a Charged-Off Loan and if requested by the Administrative Agent, the Servicer and the Original Seller (to the extent the Servicer, the Original Seller or an affiliate thereof is the agent on the underlying Charged-Off Loan) must provide to the Administrative Agent a breakdown of the Liquidation Expenses for such Loan along with any supporting documentation therefor.

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“Loan”: Any loan originated or acquired by the Original Seller or the Borrower in the ordinary course of its business, which loan includes, without limitation, (i) the Loan File, and (ii) all right, title and interest of the Original Seller and/or the Borrower in and to the loan and any Related Property excluding, in each case, the Retained Interest and Excluded Amounts.

“Loan File”: With respect to any Loan and Related Security, copies or duly executed originals (to the extent required by the Credit and Collection Policy and the Servicing Standard) of the following documents or instruments:

(a) (i) other than in the case of a Noteless Loan, the original or, if accompanied by a “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower or the prior holder of record either in blank or to the Administrative Agent for the benefit of the Secured Parties (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Administrative Agent for the benefit of the Secured Parties), with any endorsement to the Administrative Agent for the benefit of the Secured Parties to be in the following form: “The PrivateBank and Trust Company, as Administrative Agent for the Secured Parties”, and (ii) in the case of a Noteless Loan, (x) a copy of each Transfer Document or instrument relating to such Noteless Loan evidencing the assignment of such Noteless Loan either (1) to the Original Seller, from the Original Seller to the Borrower and from the Borrower either to the Administrative Agent for the benefit of the Secured Parties or in blank, or (2) from the prior third party owner thereof directly to the Borrower (at the direction of the Original Seller) and from the Borrower either to Administrative Agent for the benefit of the Secured Parties or in blank, and (y) a copy of the Loan Register with respect to such Noteless Loan;

(b) originals or copies of each of the following, to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto;

(c) with respect to any Loan, if so requested by the Administrative Agent, (i) copies of the UCC-1 Financing Statements, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing; and

(d) copies of any other Records relating to such Loan and the Related Security.

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“Loan Leverage Ratio”: For any date of determination, the ratio of (a) indebtedness relating to the payment obligation of the Obligor on such Loan as of such date to (b) Consolidated EBITDA for the twelve month period ending as of such date.

“Loan Register”: Defined in Section 5.3(m).

“LOC Committed Amount”: $7,500,000.

“LOC Documents”: With respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

“LOC Obligations”: At any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Management Agreement”: Means the Amended and Restated Investment Advisory Agreement, dated as of July 16, 2010, between Golub Capital BDC, Inc. and GC Advisors LLC, as amended, modified, supplemented or restated from time to time.

“Mandatory Advance”: Defined in Section 2.3(e).

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Adverse Effect”: With respect to any event or circumstance, means a material adverse effect on (a)(i) the business, condition (financial or otherwise), operations, performance, properties of the Borrower or (ii) the business, condition (financial or otherwise), operations, performance, properties of the Original Seller and the Servicer taken as a whole, (b) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or the validity, enforceability or collectibility of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Original Seller or the Servicer to perform its obligations under this Agreement or any Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s, each Lender’s, or the other Secured Parties’, lien on the Collateral.

“Material Modification”: Means:

(a) a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, with respect to a Loan which would not otherwise be permitted under the standards and criteria set forth in Section 6.4(a); or

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(b) a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, with respect to a Loan which is entered into for reasons related to the inability of the applicable Obligor to make payments of principal or interest under such Loan, as determined in accordance with the Credit and Collection Policy and the Servicing Standard.

“Materially Modified Loan”: Any Loan subject to a Material Modification, unless otherwise deemed not to constitute a Materially Modified Loan by the Administrative Agent in its sole discretion.

“Maximum Availability”: At any time, an amount equal to the sum of (i) the product of the Borrowing Base and the Advance Rate, plus (ii) the amount of Collections on deposit in the Collection Account; provided, however, that on or after the declaration of the Termination Date pursuant to Section 8.2(a) or the Facility Termination Date, the Maximum Availability shall be equal to the Advances Outstanding.

“Measurement Date”: Each of the following: (i) the Closing Date; (ii) each Determination Date; (iii) the date of any Borrowing Notice; (iv) any date on which a substitution or repurchase of a Loan occurs; (v) the date as of which any Loan becomes a Charged-Off Loan; (vi) the date as of which any Servicing Report, as provided for in Section 6.7(b), or any Valuation Report, as provided in Section 6.7(d), is calculated; (vii) each Cut-Off Date; and (viii) any Discretionary Sale Date.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Mortgaged Property”: The underlying interests in Real Property which are subject to the Lien of a mortgage, deed of trust or other instrument that secures a Loan subject to this Agreement, consisting of Interests in Real Property in a parcel or parcels of land, at least one of which parcels is improved by a commercial building or facility, together with interests in Real Property in such commercial building or facility and any personal property, fixtures, leases and other property or rights pertaining to such land, commercial building or facility which are subject to the related mortgage, deed of trust or other instrument.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower, the Original Seller or any ERISA Affiliate at any time during the current year or the preceding five years contributed or had an obligation to contribute on behalf of its employees.

“NAICS Codes”: The North American Industry Classification System codes by four digits.

“New Loan Advance”: Defined in Section 2.1(b).

“Non-Asset Based Loan”: Any Loan that (i) is not an Asset Based Loan and (ii) other than with respect to Pari Passu Loans, is “first out” with a priority over any related term loan (either through an intercreditor agreement, if such Loan is documented separately from any related term loan, or via a waterfall built into the applicable credit agreement, if such Loan is documented in the same credit agreement as any related term loan).

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“Non-Renewal Anniversary Date”: The Anniversary Date immediately following receipt of the Non-Renewal Notice by the Borrower and Servicer from the Administrative Agent pursuant to Section 2.1(c).

“Non-Renewal Notice”: Defined in Section 2.1(c).

“Noteless Loan”: A Loan with respect to which the Underlying Instruments (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require any holder of the indebtedness created under such Loan to affirmatively request a promissory note from the related Obligor.

“Notice of Conversion/Continuation”: Defined in Section 2.15(a).

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.

“Original Seller”: Golub Capital BDC, Inc., a Delaware corporation.

“Originator”: With respect to any Loan, the party that originated such Loan pursuant to its applicable Underlying Instruments.

“Other Connection Taxes” means, with respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Advance or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Loan Balance”: As of any Measurement Date, with respect to any Loan, the principal balance of the Loan outstanding (exclusive of any interest and Accreted Interest). The Outstanding Loan Balance of (i) any Prepaid Loan which has been prepaid in full or (ii) any Equity Security shall equal $0.

“Paid-Down Loan”: Any Eligible Loan which has been included in the Collateral and as to which (a) the principal portion of such Eligible Loan has been reduced to zero and (b) the facility or line of credit provides the related Obligor the right to request additional advances thereunder.

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“Pari Passu Loan”: Any Loan with respect to which the Originator has a valid and perfected first priority lien (directly or via an intercreditor agreement on terms satisfactory to the Administrative Agent) on all of the Obligor’s assets that is pari passu with all other liens securing loans or financings to such Obligor, subject to such exceptions that are generally acceptable to lending institutions in connection with their regular commercial lending activities.

“Pari Passu Loan Leverage Ratio”: For any date of determination, the ratio of (a) the sum of (i) indebtedness relating to the payment obligation of the Obligor on such Loan plus (ii) indebtedness relating to the payment obligation of the Obligor on any other obligation secured by the Obligor’s assets on a pari passu basis with the Loan to (b) Consolidated EBITDA for the twelve month period ending as of such date.

“Participant”: Defined in Section 11.16(c).

“Participant Register”: Defined in Section 11.16(c).

“Participation”: A participation interest that is acquired by the Original Seller in all or a portion of a loan held by a Selling Institution and is documented in a form that is commercially reasonable and consistent with the Credit and Collection Policy.

“Participation Interest”: A participation interest that is acquired by a Lender in all or a portion of a LOC Obligation as provided in Section 2.3(c).

“Payment Date”: (a) with respect to any Prime Rate Advance, the last day of each month, and (b) with respect to any LIBOR Rate Advance, the last day of the applicable Interest Period; provided that the final Payment Date with respect to any Advance shall fall on the Collection Date.

“Permitted Investments”: Means negotiable instruments or securities or other investments that (i) except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date, and (iii) evidence:

(a) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank), and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Fitch and each Rating Agency in the Highest Required Investment Category granted by Fitch and such Rating Agency;

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(c) commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency and Fitch;

(d) demand deposits, time deposits or certificates of deposit that either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e) notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency and Fitch (if rated by Fitch);

(g) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency and Fitch; or

(h) Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies and Fitch, which in the case of S&P, shall be “A-1” and in the case of Fitch shall be “F-1+”.

Notwithstanding the foregoing, any investment consented to by the Administrative Agent, in its sole discretion, shall be deemed a “Permitted Investment” for the purposes of this Agreement.

“Permitted Liens”: (a) With respect to the Collateral, (i) Liens in favor of the Administrative Agent on behalf of the Secured Parties, created pursuant to this Agreement or the other Transaction Documents and (ii) Liens for Taxes if such Taxes are not at the time due and payable or if the Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP have been provided on the books of such Person, and (b) with respect to the Borrower’s interest in the Related Property, any of the following: (i) materialmen’s, warehousemen’s, mechanics’ and other liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) Liens for Taxes if such Taxes are not at the time due and payable by an Obligor or if such Obligor shall currently be contesting the validity thereof in good faith by appropriate proceedings, (iii) with respect to Subordinated Loans, Liens held by senior lenders and (iv) Liens created pursuant to this Agreement in favor of the Administrative Agent on behalf of the Secured Parties; provided that, for the avoidance of doubt, any liens permitted pursuant to the Underlying Instruments shall constitute Permitted Liens.

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“Person”: An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Prepaid Loan”: Any Loan (other than a Charged-Off Loan) that has been terminated or has been prepaid in full or in part prior to its scheduled expiration date.

“Prime Rate”: For any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its prime rate (whether or not such rate is actually charged by the Administrative Agent), which is not intended to be the Administrative Agent’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

“Prime Rate Advance”: Any Advance with respect to which the Interest Rate is calculated in relation to the Prime Rate.

“Principal Collections”: Any and all amounts of Collections received in respect of any principal due and payable under the Loans, from or on behalf of Obligors that are deposited into each of the U.S. Bank Account, the Collection Account and the Collateral Account, or received by or on behalf of the Borrower by the Servicer or the Original Seller in respect of a Loan and all Recoveries, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

“Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the Commitment of such Lender (as determined under clause (a) of the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined under clause (a) of the definition of Commitment).

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Rating Agency”: Each of S&P and Moody’s.

“Records”: All documents relating to the Loans, including books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) executed in connection with the origination or acquisition of the Collateral or maintained with respect to the Collateral and the related Obligors that the Borrower, the Original Seller or the Servicer have generated, or in which the Borrower, the Original Seller or the Servicer have acquired an interest.

“Recoveries”: As of the time any Related Property or any other related property is sold, discarded or abandoned (after a determination by the underlying agent or administrative agent that such Related Property or any other related property has little or no remaining value, if applicable), the proceeds from the sale of the Related Property or any other related property, the proceeds of any related Insurance Policy, any other recoveries, the Related Property or any other related property, and amounts representing late fees and penalties, net of Liquidation Expenses and amounts, if any, received that are required under such Loan to be refunded to the related Obligor.

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“Register” shall have the meaning provided in Section 11.16(b).

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation.

“Related Property”: With respect to a Loan, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan, including, without limitation, Mortgaged Property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Related Security”: All of the Borrower’s right, title and interest in and to:

(a) any Related Property securing a Loan and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(b) Loan Files related to any Loan, any Records, and the documents, agreements, and instruments included in the Loan File or Records including rights of recovery of the Borrower against the Original Seller;

(c) all proceeds relating to Insurance Policies with respect to any Loan to the extent the Borrower has a direct or indirect interest in such proceeds;

(d) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(e) the Accounts, to the extent amounts on deposit therein or credited thereto relate to the Collateral, together with all cash and investments in each of the foregoing other than amounts earned on investments therein (excluding any Excluded Amounts that may be on deposit therein);

(f) the Assignment (Sale) Agreement, dated as of the Closing Date, between the Servicer, as transferor, and the Borrower, as transferee of the Loans identified on Schedule A thereto; and

(g) all collections, income, payments, proceeds and other benefits of each of the foregoing.

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“Reporting Date”: The date that is two Business Days prior to the 15th of each calendar month (unless in such month a Payment Date occurs in which case two Business Days prior to such Payment Date), commencing January 15, 2014; provided, however, that if there are any Advances Outstanding as of November 30, 2013, the first Reporting Date shall be December 12, 2013.

“Required Lenders”: The Lenders representing an aggregate of more than 66.67% of the aggregate Commitments of the Lenders then in effect; provided, however, that for the purposes of determining the Required Lenders, in the event that a Lender fails to provide funding for an Advance hereunder for which all conditions precedent have been satisfied, such Lender shall not constitute a Required Lender hereunder (and the Commitment of such Lender shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained).

“Required Reports”: Collectively, the Servicing Report required pursuant to Section 6.7(b), the Valuation Report required pursuant to Section 6.7(d) and the annual statements as to compliance required pursuant to Section 6.8.

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Interest”: (a) With respect to any Revolving Loan or any Loan with an unfunded commitment that does not provide by its terms that funding thereunder is in the applicable Originator’s and/or the Borrower’s sole and absolute discretion, all of the obligations, if any, to provide additional funding to the Obligor with respect to such Loan, and (b) with respect to any Agented Loan, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Loan and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Loan that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by the Original Seller or the Originator.

“Revolving Loan”: A Loan that is a line of credit or contains an unfunded commitment by an Originator to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that any such Loan shall exclude any Retained Interest as set forth in the definition of “Retained Interest” herein and in Section 11.18.

“Revolving Period”: The period commencing on the Closing Date and ending on the day preceding the Termination Date.

“Risk Rating”: With respect to any Loan, the “Risk Rating” of such Loan as determined by the Original Seller from time to time and on an ongoing basis in accordance with the Credit and Collection Policy using the scale set forth in Schedule III, as amended or otherwise modified from time to time.

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“S&P”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments.

“Secured Party”: Each Lender, the Issuing Lender and the Administrative Agent.

“Securities Account”: The meaning specified in Section 8-501 of the UCC.

“Securities Account Control Agreement”: The Securities Account Control Agreement, dated as of the date hereof, among the Borrower, as the debtor, the Servicer, the Administrative Agent and PrivateBank, as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: (i) A Clearing Corporation; or (ii) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security”: The meaning specified in Section 9-102(a)(15) of the UCC.

“Selling Institution”: A financial institution from which the Original Seller or the Borrower acquires a Participation.

“Senior Secured Loan”: any Loan that (i) (a) in the case of Pari Passu Loans, is secured by a valid and perfected first priority lien on all of the Obligor’s assets that is pari passu with all other liens securing loans or financings to such Obligor or (b) in the case of all other Loans, is secured by a valid and perfected first priority lien on all of the Obligor’s assets and (ii) provides that the payment obligation of the Obligor on such Loan is senior to, or pari passu with (except with respect to Asset Based Loans as otherwise provided in the definition of “Asset Based Loan”), all other loans or financings to such Obligor, subject in all cases to such exceptions that are generally acceptable to lending institutions in connection with their regular commercial lending activities.

“Servicer”: Defined in the Preamble.

“Servicer Default”: Defined in Section 6.11.

“Servicer Termination Notice”: Defined in Section 6.11.

“Servicing Fee”: The fee payable to the Servicer on each Payment Date in arrears in respect of each Collection Period, which fee shall be equal to the product of (i) 0.50%, (ii) the arithmetic mean of the aggregate Outstanding Loan Balance of all Eligible Loans on the first day and on the last day of the related Collection Period and (iii) the actual number of days in such Collection Period divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date.

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“Servicing Report”: Defined in Section 6.7(b).

“Servicing Standard”: With respect to any Loans included in the Collateral, to service and administer such Loans on behalf of Administrative Agent (for the benefit of the Secured Parties) and the Secured Parties in accordance with the Underlying Instruments and using the same degree of care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Subordinated Loan”: Any Loan (other than a Senior Secured Loan) that is subordinated to only a Senior Secured Loan and which is documented in a form that is commercially reasonable and consistent with the Credit and Collection Policy.

“Subsidiary”: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Successor Servicer”: Defined in Section 6.12(a).

“Taxes”: Any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan”: A Loan that is a term loan that has been fully funded and does not contain any unfunded commitment on the part of the Originator arising from an extension of credit by such Originator to an Obligor.

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“Termination Date”: The earliest of (a) the date of the termination in whole of the Facility Amount pursuant to Section 2.4(a), (b) the Business Day designated by the Borrower to the Administrative Agent and each Lender as the Termination Date at any time following five business days’ prior written notice thereof to the Administrative Agent and each Lender, (c) the Anniversary Date following the delivery of a Non-Renewal Notice pursuant to Section 2.1(c), (d) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 8.2(a), and (e) the fifth Business Day prior to the Facility Termination Date.

“Termination Event”: Defined in Section 8.1.

“Total Leverage Ratio”: For any date of determination, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Consolidated EBITDA for the twelve-month period ending as of such date.

“Transaction”: Defined in Section 3.2.

“Transaction Documents”: This Agreement, the Securities Account Control Agreement, the Collateral Custodian Agreement, the U.S. Bank Control Agreement, each Variable Funding Note, the Assignment (Sale) Agreement, each Lender Fee Letter, any Joinder Supplement, any Transfer Document, any UCC financing statements filed pursuant to the terms of this Agreement, and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

“Transfer Document”: With respect to any Loan, each transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower (whether through the Original Seller or directly to the Borrower).

“Transition Expenses”: The reasonable costs (including reasonable attorneys’ fees) of the Administrative Agent and the Successor Servicer incurred in connection with transferring the servicing obligations under this Agreement and amending this Agreement to reflect such transfer, in an amount not to exceed $125,000.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Underlying Instruments”: The loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or of which the holders of such Loan are the beneficiaries.

“United States”: The United States of America.

“Unmatured Termination Event”: Any event that, with the giving of notice or the lapse of time, or both, would become a Termination Event.

“Unreimbursed Amounts”: Defined in Section 2.3(d).

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“U.S. Bank”: U.S. Bank National Association, not in its individual capacity but solely in its capacity as collateral custodian of the Loan Files pursuant to the Collateral Custodian Agreement, together with its successors and assigns.

“U.S. Bank Account”: The segregated trust account the Servicer shall cause to be established, on or before the Closing Date, with U.S. Bank pursuant to the U.S. Bank Control Agreement, and maintained in the name of the Borrower, subject to the Lien of the Administrative Agent and subject to the U.S. Bank Control Agreement, entitled “Cash Proceeds Account for Golub Capital BDC Revolver Funding LLC, subject to the lien of The PrivateBank and Trust Company, as Administrative Agent for the Secured Parties.”

“U.S. Bank Control Agreement”: The Securities Account Control Agreement, dated as of the date hereof, among the Borrower, as the debtor, the Servicer, the Administrative Agent and U.S. Bank, as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“U.S. Borrower”: Any Borrower that is a U.S. Person.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: The meaning assigned to such term in paragraph (g) of Section 2.13.

“Valuation Report”: Defined in Section 6.7(d).

“Variable Funding Note” or “VFN”: Defined in Section 2.1.

“Variable Funding Note Transferee Letter”: Defined in Section 11.16.

Section 1.2. Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4. Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

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(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) unless otherwise indicated, reference to any time means New York, New York or Chicago, Illinois time, as applicable;

(f) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(g) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision

ARTICLE II.

THE VARIABLE FUNDING NOTES

Section 2.1. The Variable Funding Notes.

(a) On the terms and conditions hereinafter set forth, the Borrower shall deliver (i) on the Closing Date, to each Lender at the applicable address set forth on Annex A to this Agreement, and (ii) on the effective date of any Joinder Supplement, to each additional Lender, at the address set forth in the applicable Joinder Supplement, a duly executed variable funding note in substantially the form of Exhibit B, (each a “Variable Funding Note” or “VFN”), dated as of the date of this Agreement, each in a face amount equal to the applicable Lender’s Commitment as of the Closing Date or the effective date of any Joinder Supplement, as applicable, and otherwise duly completed. Each Variable Funding Note evidences, and at all times on and after the date hereof shall continue to evidence, each Lender’s ratable share of the Advances Outstanding hereunder. Interest shall accrue on each VFN, and each VFN shall be payable, as described herein.

(b) During the Revolving Period, the Borrower may, at its option, (i) request the Lenders to make advances of funds with respect to Eligible Loans that are not included in the Collateral on the date of such request (each, a “New Loan Advance”) and (ii) request the Lenders to make advances of funds to fund any advance request made (x) by an Obligor of an Eligible Loan included in the Collateral on the date of such request or a Paid-Down Loan and (y) pursuant to the same facility or line of credit as such Eligible Loan included in the Collateral on the date of such request (each, an “Existing Loan Advance,” and, referred to collectively with any New Loan Advances, “Advances”) under the VFNs pursuant to a Funding Request, in an aggregate amount up to the Availability, as of the proposed Funding Date of the Advance. During the Amortization Period and prior to (i) a Termination Date being declared pursuant to Section 8.2(a) or (ii) the Facility Termination Date, the Borrower may, at its option, request an Existing Loan Advance, in an aggregate amount up to the Availability (other than as set forth in Section 2.3(e)), as of the proposed Funding Date of the Existing Loan Advance. Following the receipt of a Funding Request, subject to the terms and conditions herein set forth, (i) during the Revolving Period, the Lenders shall fund such Advance and (ii) during the Amortization Period, the Lenders shall fund such Existing Loan Advance. Notwithstanding anything to the contrary herein, other than as set forth in Section 2.3(e), no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed the least of (i) such Lender’s unused Commitment then in effect (ii) the aggregate unused Commitments then in effect and (iii) the Availability on the proposed Funding Date of such Advance.

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(c) The Commitments with respect to New Loan Advances under this facility shall automatically extend for a period of one year unless the Administrative Agent provides written notice to the Borrower and the Servicer at least thirty (30) days prior to any Anniversary Date of its intent not to renew the Commitments with respect to New Loan Advances under this facility (such notice, a “Non-Renewal Notice”). With respect to any extension pursuant to the preceding sentence, the Facility Termination Date shall be the date that is six years following the Anniversary Date with respect to which a Non-Renewal Notice was not delivered. In the event the Administrative Agent so delivers such Non-Renewal Notice, the Termination Date will be deemed to have occurred on the Non-Renewal Anniversary Date and the Facility Termination Date shall be the date that is five years following the Anniversary Date with respect to which such Non-Renewal Notice was delivered; provided that if such Non-Renewal Notice is delivered more than thirty (30) days prior to the Non-Renewal Anniversary Date, the Administrative Agent may, at its option, designate in such Non-Renewal Notice that no New Loan Advances will be funded after the date which is thirty (30) days prior to the Non-Renewal Anniversary Date. Notwithstanding anything to the contrary contained herein, the Commitments with respect to Existing Loan Advances shall extend until the earlier of the declaration of the Termination Date pursuant to Section 8.2(a) or the Facility Termination Date.

(d) Each Advance may bear interest at an Interest Rate calculated in relation to the LIBOR Rate, or at an Interest Rate calculated in relation to the Prime Rate, as the Borrower may request.

Section 2.2. Procedures for Advances by Lenders.

(a) Subject to the limitations set forth in Section 2.1(b), the Borrower may request an Advance from the Lenders by delivering to the Lenders and the Administrative Agent at certain times the information and documents set forth in this Section 2.2.

(b) No later than (x) in the case of a Prime Rate Advance, 12:00 Noon, New York, New York time (11:00 a.m. Chicago, Illinois time) on the proposed Funding Date or (y) in the case of a LIBOR Rate Advance, 2:00 p.m. New York, New York time (1:00 p.m. Chicago, Illinois time) three Business Days prior to the proposed Funding Date, the Borrower (or the Servicer on its behalf) shall deliver:

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(i) to the Administrative Agent written notice (or telephonic notice immediately followed by written notice) of such proposed Funding Date (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof);

(ii) to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered;

(iii) to the Administrative Agent a description of the Obligor and the Loan(s) (if any) to be funded by the proposed Advance;

(iv) to the Administrative Agent and each Lender a duly completed Funding Request, which shall (a) specify the desired amount of such Advance which must be at least equal to (x) in the case of a Prime Rate Advance, $50,000 and an integral multiple of at least $25,000 or (y) in the case of a LIBOR Rate Advance, $150,000 and an integral multiple of at least $25,000 (other than as set forth in Section 2.3(e)), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Advance, (c) specify the Loans to be financed on such Funding Date (including the Outstanding Loan Balance for each Loan and identifying each Loan by type and proposed Advance Rate applicable to each such Loan), (d) include a representation that all conditions precedent for an Advance described in Article III hereof have been met and (e) specify whether such Advance shall bear interest in relation to the LIBOR Rate or the Prime Rate and, if the LIBOR Rate is requested, such Funding Request shall specify the relevant Interest Period(s) therefor. If the Borrower shall fail to specify in such Funding Request (a) an applicable Interest Period in the case of a LIBOR Rate Advance, then such notice shall be deemed to be a request for an Interest Period of one month, or (b) the type of Interest Rate requested, then such notice shall be deemed to be a request for a LIBOR Rate Advance. There shall not be more than ten (10) outstanding LIBOR Rate Advances at any time.

Each Funding Request shall be irrevocable. If any Funding Request is received by the Administrative Agent and each Lender after the times set forth in clause (b) of this Section 2.2 or on a day that is not a Business Day, such Funding Request shall be deemed to be received by the Administrative Agent and each Lender at 9:00 a.m. New York, New York time (8:00 a.m. Chicago, Illinois time) on the next Business Day.

(c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(b) and upon satisfaction of the applicable conditions set forth in Article III, each Lender, shall make available to the Borrower in same day funds, at such bank or other location reasonably designated by Borrower in the Funding Request given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) an amount equal to the Availability on such Funding Date.

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(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e) For the avoidance of doubt, Mandatory Advances described in Section 2.3(e) shall bear interest at the Prime Rate and shall not be subject to the minimum borrowing requirements set forth in clause (b) above.

Section 2.3. Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Revolving Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower or any of its Affiliates from time to time upon the delivery by the Borrower to the Administrative Agent of a request in substantially the form of Exhibit A-4. Notwithstanding anything to the contrary herein, the Issuing Lender shall not be obligated to issue a Letter of Credit if, after giving effect to such Letter of Credit Issuance, the LOC Obligations would exceed the least of (i) LOC Committed Amount, (ii) the aggregate unused Commitments then in effect and (iii) the Availability on the proposed date of such Letter of Credit Issuance. Letters of Credit shall be issued for any lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than 12 months from the date of issuance; provided that, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than 12 months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the thirtieth (30th) day prior to the Facility Termination Date unless cash collateral in an amount equal to 105% of the LOC Obligations relating to such Letter of Credit is posted by the Borrower upon terms reasonably satisfactory to the Issuing Lender. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000.

(b) Notice and Reporting. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least two Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

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(c) Participations. Each Lender, upon issuance of any Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by the Borrower as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of Section 2.3(d). The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Termination Event, Unmatured Termination Event, or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of an Advance obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing (such amount, the “Unreimbursed Amount”) shall bear interest at 2% per annum plus the rate otherwise applicable to such Advance, and unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested an Advance in an amount equal to the Unreimbursed Amount as provided in Section 2.3(e), the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the Unreimbursed Amount and each Lender shall promptly pay to the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender’s Pro Rata Share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m. New York, New York time (1:00 p.m. Chicago, Illinois time), otherwise such payment shall be made at or before 12:00 Noon New York, New York time (11:00 a.m. Chicago, Illinois time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to the Prime Rate. Each Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Termination Event or Unmatured Termination Event and shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e) Repayment with Advances. On any day on which the Borrower shall have requested, or been deemed to have requested, an Advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that an Advance has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case an Advance shall be made in accordance with Section 2.1(b) (each such advance, a “Mandatory Advance”). Each Lender hereby irrevocably agrees to make such Mandatory Advance immediately upon any such request or deemed request on account of each Mandatory Advance in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding anything herein to the contrary, including but not limited to, (i) whether the amount of the Mandatory Advance complies with the minimum amount for Advances required in Section 2.2(b)(iv), (ii) whether any conditions specified in Section 3.2 are then satisfied, (iii) whether a Termination Event or Unmatured Termination Event has occurred, (iv) failure for any such request or deemed request for such Advance to be made by the time otherwise required in Section 2.2(b), (v) the date of such Mandatory Advance, or (vi) whether such Mandatory Advance that would exceed the least of (i) such Lender’s unused Commitment then in effect (ii) the aggregate unused Commitments then in effect and (iii) the Availability on the proposed Funding Date of such Advance. In the event that any Mandatory Advance cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Advance would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Advance would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable by such Lender to the Issuing Lender upon demand at the rate equal to the Prime Rate. Notwithstanding anything to the contrary contained herein, amounts necessary to reimburse a drawing under a Letter of Credit shall be paid, first, from any cash collateral posted pursuant to the terms of Section 2.10(e), and, second, by means of a Mandatory Advance.

(f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g) Letter of Credit Governing Law. Unless otherwise expressly agreed by the Issuing Lender and the Borrower, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

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(h) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Affiliate of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

Section 2.4. Reduction of the Facility Amount; Optional Repayments.

(a) The Borrower shall be entitled at its option, at any time prior to the occurrence of a Termination Event, to terminate in whole or reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, accrued Interest and Breakage Costs; provided, that (i) the Borrower shall give five Business Days’ prior written notice of such termination in the case of a termination in whole or two Business Days’ prior written notice of such reduction in the case of a reduction in part, in the form of Exhibit A-2 to the Administrative Agent and (ii) any partial reduction of the Facility Amount shall be in an amount equal to $2,000,000 and in integral multiples of $250,000 in excess thereof. Any request for a reduction or termination pursuant to this Section 2.4(a) shall be irrevocable. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.4(a).

(b) The Borrower shall be entitled at its option, to reduce the Advances Outstanding; provided that (i) the Borrower shall give prior written notice (which may be same day notice) of such reduction, in the form of Exhibit A-2 to the Administrative Agent and each Lender and (ii) any reduction of the Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that the Availability is greater than or equal to $0) shall be in a minimum amount of (x) in the case of a Prime Rate Advance, $50,000 and in integral multiples of $25,000 in excess thereof or (y) in the case of a LIBOR Rate Advance, $150,000 and in integral multiples of $25,000 in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower shall deliver to the Administrative Agent and each Lender (i) instructions to reduce such Advances Outstanding (specifying the Advance to which such reduction shall apply) and (ii) funds sufficient to repay such Advances Outstanding, together with all accrued Interest and Breakage Costs; provided, that, no such reduction shall be given effect unless sufficient funds have been remitted to pay all such amounts in the succeeding sentence in full. Amounts prepaid under this Section 2.4(b) shall be applied to the Advances Outstanding as the Borrower may elect. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.4(b) to the pro rata reduction of the Advances Outstanding, to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs. Any Advance so repaid may be reborrowed subject to the terms and conditions hereof, including Section 2.1(b). Any Borrowing Notice relating to any repayment pursuant to this Section 2.4(b) shall be irrevocable.

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Section 2.5. Increase of the Facility Amount.

(a) Provided there exists no Unmatured Termination Event or Termination Event, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Facility Amount by an amount (for all such requests) not exceeding $15,000,000; provided, that (i) (A) the aggregate Facility Amount shall not exceed $30,000,000 and (B) any such request for an increase shall be in a minimum amount of $5,000,000 and in multiples of $5,000,000 in excess thereof and (ii) the Borrower may not request more than three increases. Such notice to Administrative Agent shall be not less than ten (10) Business Days prior to any such requested increase in the Facility Amount.

(b) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. If the Lenders do not agree to the full amount of a requested increase, subject to the approval of the Administrative Agent and the Issuing Lender (which approvals shall not be unreasonably withheld or delayed), the Borrower may also invite additional Persons to become Lenders pursuant to a Joinder Supplement.

(d) If the Facility Amount is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase, the Increase Effective Date and revised Pro Rata Shares.

(e) As a condition precedent to such increase, the Borrower and the Servicer shall each deliver to the Administrative Agent a certificate executed by a Responsible Officer and dated as of the Increase Effective Date (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties of the Borrower and the initial Servicer contained in Article IV and the other Transaction Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Unmatured Termination Event or Termination Event exists or shall result from such increase to the Facility Amount. The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Commitment, of a direct or participation interest in each then outstanding Advance and Letter of Credit such that, after giving effect thereto, all Advances Outstanding hereunder are held ratably by the Lenders in proportion to their respective Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and fees. The Borrower shall make any payments under Section 2.12 resulting from such assignments, to the extent of available funds in the Collection Account and pursuant to Section 2.10(d).

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Section 2.6. Determination of Interest; Payment of Interest

(a) Each Advance shall accrue Interest during each applicable period at the Interest Rate applicable to such Advance. The Administrative Agent shall calculate the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower with respect to each Advance on each Payment Date relating to such Advance and shall advise the Servicer thereof not later than the third Business Day prior to such Payment Date.

(b) The Borrower shall pay from the Collection Account accrued and unpaid Interest with respect to each Advance in arrears on each Payment Date for such Advance and on the Collection Date.

Section 2.7. Notations on Variable Funding Notes.

Each Lender is hereby authorized to enter on a schedule attached to the VFN with respect to such Lender a notation (which may be computer generated) or to otherwise record in its internal books and records or computer system with respect to each Advance under the VFN made by such Lender of (a) the date and principal amount thereof and (b) each payment and repayment of principal thereof. Any such recordation shall absent manifest error constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such notation on the schedule attached to the applicable VFN shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with the terms set forth herein.

Section 2.8. Principal Repayments.

(a) Advances Outstanding shall be repaid within three Business Days in an amount, if any, necessary to cause the Availability to equal or exceed $0, and any amount so repaid may be reborrowed subject to the terms and conditions hereof, including Section 2.1(b).

(b) All repayments of any Advance or any portion thereof shall be made together with payment of (i) all Interest accrued and unpaid on the amount repaid to (but excluding) the date of such repayment and (ii) all Breakage Costs.

(c) Subject to the terms of Section 8.2, on each Payment Date during the Amortization Period, the Administrative Agent shall apply all amounts on deposit in the Collection Account (other than amounts due pursuant to Sections 2.6(b), 2.11(a), and 2.11(b) hereof) pursuant to Section 2.10.

(d) Notwithstanding any other provision contained herein, all Advances, Aggregate Unpaids and other amounts owing hereunder shall be paid in full on the Facility Termination Date.

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Section 2.9. Collections and Allocations.

(a) Collections. The Servicer shall promptly identify any collections received as being on account of Interest Collections, Principal Collections or other Collections and shall transfer, or cause to be transferred, all Collections on the Collateral (other than Collateral Account Loans) received by it into the U.S. Bank Account by the close of business on the second Business Day after such Collections are received; provided, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such Business Day) upon deposit of all Collections into the U.S. Bank Account, such Collections shall be remitted into the Collection Account. Upon the transfer of Collections to the Collection Account, the Servicer shall segregate Principal Collections and Interest Collections. For the avoidance of doubt, any Collections received in respect of Collateral Account Loans shall be remitted to the Collateral Account by the close of business on the second Business Day after such Collections are received.

(b) Initial Deposits. On the Cut-Off Date with respect to any Loan or Additional Loan (other than Collateral Account Loans), the Servicer will deposit into the U.S. Bank Account all Collections received in respect of Eligible Loans being pledged to and included as part of the Collateral (other than Collateral Account Loans) on such date; provided, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such Cut-Off Date) upon deposit of all Collections in respect of Eligible Loans into the U.S. Bank Account, such Collections shall be remitted into the Collection Account.

(c) Excluded Amounts. On any day prior to the occurrence of a Termination Event (and after the occurrence of a Termination Event at the sole discretion of the Administrative Agent), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal, delivered to the Administrative Agent and each Lender a report setting forth the calculation of such Excluded Amounts.

(d) Investment of Funds. Until the occurrence of a Termination Event, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts may be invested in Permitted Investments selected by the Servicer on each Payment Date; from and after the occurrence of a Termination Event, to the extent there are uninvested amounts in the Collection Account, all such amounts may be invested in Permitted Investments selected by the Administrative Agent (which may be in the form of standing instructions). All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Collection Account and shall be applied pursuant to the terms hereof.

Section 2.10. Payments, Computations, Etc.

(a) All payments of principal of, and Interest on, the Advances Outstanding and Aggregate Unpaids under this Agreement by the Borrower or Servicer to or for the account of the Lenders shall be made from amounts deposited in the Collection Account without condition or deduction for any counterclaim, defense, recoupment or setoff by the Borrower or the Servicer, as applicable. Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. New York, New York time (2:00 p.m. Chicago, Illinois time) on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Servicer, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.0% per annum above the Prime Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of, the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days for the actual number of days elapsed.

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(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be.

(c) If any Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance. Amounts due pursuant to this Section 2.10(c) shall be paid by the Borrower to the applicable Lender no later than the earlier to occur of (x) 30 days and (y) the next Payment Date following such Lender’s demand therefor to the extent of available funds on deposit in the Collection Account and pursuant to Section 2.10(d).

(d) All payments made with respect to the Advances Outstanding and Aggregate Unpaids shall be credited, to the extent of the amount thereof, in the following manner:

(i) during the Revolving Period, (a) first, against all Fees arising under the terms hereof; (b) second, against the Servicing Fee arising under the terms hereof to the extent not waived by the Servicer; (c) third, against the amount of Interest accrued and unpaid on the Advances Outstanding as of the date of such payment; (d) fourth, to all other amounts (other than Advances Outstanding) constituting any portion of the Aggregate Unpaids; and (e) fifth, so long as no Termination Event shall have occurred and be continuing, any remaining amount shall be distributed to the Borrower; or

(ii) during the Amortization Period (other than following the declaration of the Termination Date pursuant to Section 8.2(a)), (a) first, against all Fees arising under the terms hereof; (b) second, against the Servicing Fee arising under the terms hereof to the extent not waived by the Servicer; (c) third, against the amount of Interest accrued and unpaid on the Advances Outstanding as of the date of such payment; (d) fourth, against the amount of Advances Outstanding as of the date of such payment; (e) fifth, to all other amounts constituting any portion of the Aggregate Unpaids; and (f) sixth, so long as no Termination Event shall have occurred and be continuing, any remaining amount shall be distributed to the Borrower; or

(iii) during the Amortization Period following the declaration of the Termination Date pursuant to Section 8.2(a), (a) first, against all Fees arising under the terms hereof; (b) second, against the Servicing Fee arising under the terms hereof to the extent not waived by the Servicer; (c) third, against the amount of Interest accrued and unpaid on the Advances Outstanding as of the date of such payment; (d) fourth, to post cash collateral in the Collection Account up to the amount of LOC Obligations, if any, as of the date of such payment; (e) fifth, against the amount of Advances Outstanding as of the date of such payment; (f) sixth, to all other amounts constituting any portion of the Aggregate Unpaids; and (g) seventh, any remaining amount shall be distributed to the Borrower.

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Section 2.11. Fees.

(a) Commitment Fee. In consideration of the Commitments hereunder, the Borrower agrees to pay, on the last day of each month in arrears, any due and unpaid Commitment Fee to the Administrative Agent for the ratable benefit of the Lenders.

(b) Letter of Credit Fee. In consideration of the LOC Obligations hereunder, the Borrower agrees to pay, on the last day of each month in arrears, any due and unpaid Letter of Credit Fee to the Administrative Agent for the ratable benefit of the Lenders.

(c) The Borrower shall pay to Winston & Strawn LLP as counsel to the Administrative Agent, all reasonable fees and out-of-pocket expenses thereof within thirty (30) days after receiving an invoice for such amounts.

Section 2.12. Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (a) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party, (b) subject any Affected Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (c) impose any other condition affecting the security interest in the Collateral Granted to the Secured Parties hereunder, the security interest Granted to the Administrative Agent for the benefit of the Secured Parties hereunder or any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay from the Collection Account (to the extent of available funds therein and pursuant to Section 2.10(d)) directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

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(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay from the Collection Account (to the extent of available funds therein and pursuant to Section 2.10(d)) directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, any increase in cost and/or reduction of return on capital with respect to any Affected Party caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.12. Notwithstanding the foregoing, this Section 2.12(b) shall not apply to Taxes.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then no later than the earlier to occur of (x) 30 days and (y) the next Payment Date following such demand by such Affected Party, the Borrower shall pay to such Affected Party from the Collection Account (to the extent of available funds therein and pursuant to Section 2.10(d)) such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Servicer a certificate as to such additional or increased cost or reduction and the calculation thereof, which certificate shall be conclusive absent demonstrable error.

(e) If the Lender shall notify the Administrative Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of “Eurodollar Disruption Event” has occurred, the Administrative Agent shall in turn so notify the Borrower, whereupon all LIBOR Rate Advances of the affected Lender shall immediately be converted into Prime Rate Advances.

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(f) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation.

(g) Each Affected Party agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that no Affected Party shall be obligated to take any actions that would, in the reasonable opinion of such Affected Party, be disadvantageous to such Affected Party. In no event will the Borrower be responsible for increased amounts referred to in this Section 2.12 which relate to any other entities to which Lenders provide financing.

Section 2.13. Taxes.

(a) For purposes of this Section 2.13, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(b) Any and all payments by or on account of any obligation of the Borrower under any Transaction Document (including any payments made by the Servicer on behalf of the Borrower) shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Affected Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Borrower shall indemnify each Affected Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.16(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i) Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.14. Discretionary Sales

(a) Prior to the occurrence of an Unmatured Termination Event or a Termination Event, on any Discretionary Sale Date, the Borrower shall have the right to prepay all or a portion of the Advances Outstanding in connection with the release of the security interest of any Loan (in whole or in part) by the Administrative Agent, on behalf of the Secured Parties (each, a “Discretionary Sale”), subject to the following terms and conditions:

(i) At least one Business Day prior to each Discretionary Sale Date, the Servicer, on behalf of the Borrower, shall have given the Administrative Agent written or electronic notice of its intent to effect a Discretionary Sale (each such notice a “Discretionary Sale Notice”), specifying the Discretionary Sale Date and including a list of all Loans to be released (in whole or in part) pursuant to such Discretionary Sale, and a revised Borrowing Base Certificate;

(ii) Any Discretionary Sale shall be made by the Servicer, on behalf of the Borrower, in a transaction (i) reflecting arms-length market terms and (ii) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale (other than representations, warranties and covenants which are standard and customary for a seller to make in loan assignment forms in the secondary loan trading market);

(iii) After giving effect to the Discretionary Sale and the release to the Borrower of the security interest in the applicable portion of the Collateral on any Discretionary Sale Date, (a) the Availability is greater than or equal to zero, (b) the representations and warranties contained in Section 4.1 and Section 4.2 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date and (c) neither an Unmatured Termination Event nor a Termination Event shall have resulted;

(iv) On the related Discretionary Sale Date, the Administrative Agent and each Lender shall have received, in immediately available funds, an amount equal to the sum of (a) an amount sufficient to reduce the Advances Outstanding such that, after giving effect to the transfer of the Loans that are the subject of such Discretionary Sale, the Availability will be equal to or greater than $0 plus (b) an amount equal to all unpaid Interest to the extent reasonably determined by the Administrative Agent and the Lenders to be attributable to that portion of the Advances Outstanding to be repaid in connection with the Discretionary Sale plus (c) an aggregate amount equal to the sum of all other Aggregate Unpaids due and owing to the Administrative Agent, each applicable Lender, the Affected Parties and the Indemnified Parties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date; provided, that the Administrative Agent and each Lender shall have the right to determine whether the amount paid (or proposed to be paid) by the Borrower on the Discretionary Sale Date is sufficient to satisfy the requirements of clauses (a) through (c) hereof and is sufficient to reduce the Advances Outstanding to the extent requested by the Borrower in connection with the Discretionary Sale; and

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(v) On the related Discretionary Sale Date, the proceeds from such Discretionary Sale have been sent directly into the U.S. Bank Account; provided, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such Discretionary Sale Date) upon deposit of the proceeds from such Discretionary Sale into the U.S. Bank Account, such proceeds shall be remitted into the Collection Account.

(b) In connection with any Discretionary Sale, following receipt of the amounts referred to in clause (a)(iv) above by the parties entitled thereto, the portion of the Collateral pertaining to the Loans subject to such Discretionary Sale shall be released from the Lien of this Agreement (subject to the requirements of clauses (iii) and (iv) above).

(c) The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Administrative Agent, each Lender and the other Secured Parties in connection with any Discretionary Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Administrative Agent, on behalf of the Secured Parties, and any other party having an interest in the portion of the Collateral to be released in connection with such Discretionary Sale).

(d) In connection with any Discretionary Sale, on the related Discretionary Sale Date, the Administrative Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower (i) execute such instruments of release with respect to the portion of the Collateral to be released to the Borrower, in recordable form if necessary, in favor of the Borrower as the Borrower may reasonably request, (ii) deliver any portion of the Collateral to be released to the Borrower in its possession to the Borrower and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Administrative Agent for the benefit of the Secured Parties on the portion of the Collateral to be released to the Borrower and release and deliver to the Borrower such portion of the Collateral to be released to the Borrower.

Section 2.15. Conversion and Continuation Options.

(a) The Borrower may elect from time to time to (i) convert the Interest Rate with respect to a Prime Rate Advance to the LIBOR Rate or (ii) continue or change the Interest Period for a LIBOR Rate Advance by giving the Administrative Agent irrevocable written notice of such election on or prior to 2:00 p.m. New York, New York time (1:00 p.m. Chicago, Illinois time) three Business Days prior to the proposed date of continuation or conversion. In addition, the Borrower may elect from time to time to convert the Interest Rate with respect to a LIBOR Rate Advance to the Prime Rate by giving the Administrative Agent irrevocable written notice by 12:00 Noon New York, New York time (11:00 a.m. Chicago, Illinois time) on the proposed date of conversion. The form of such notice of conversion or continuation (each, a “Notice of Conversion/Continuation”) is attached as Exhibit A-5. If the date upon which the Interest Rate of a Prime Rate Advance is to be converted to the LIBOR Rate is not a Business Day, then such conversion shall be made on the next succeeding Business Day. The Interest Rate with respect to all or any part of a Prime Rate Advance may be converted as provided herein; provided that (i) no Interest Rate on an Advance may be converted to the LIBOR Rate when any Termination Event or Unmatured Termination Event has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. The Interest Rate with respect to LIBOR Rate Advances may only be converted to Prime Rate on the last day of the applicable Interest Period. If the date upon which the Interest Rate with respect to a LIBOR Rate Advance is to be converted to the Prime Rate is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Advance shall bear interest at the Prime Rate.

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(b) If upon the expiration of any Interest Period applicable to a LIBOR Rate Advance, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Advance, the Borrower shall be deemed to have elected to convert such LIBOR Rate Advance into a Prime Rate Advance effective on the last day of such Interest Period. No LIBOR Rate Advance may be continued as such on or after the Facility Termination Date, in which case the Interest Rate with respect to such Advance shall be automatically converted to the Prime Rate at the end of the applicable Interest Period with respect thereto.

Section 2.16. Maintenance of the Collateral Account

(a) At all times prior to the Termination Date, the Borrower shall cause certain Term Loans to be credited to the Collateral Account that (i) satisfy each of the eligibility requirements set forth in the definition of Eligible Loan (other than clauses (w), (ff) and (gg) of such definition) and (ii) are satisfactory to the Administrative Agent in its sole discretion (the “Collateral Account Loans”) in an amount necessary to cause the sum of (x) the Aggregate Outstanding Loan Balance of all Collateral Account Loans and (y) any cash on deposit in the Collateral Account to equal or exceed $3,000,000. All Collections, Recoveries or other proceeds or income received in connection with all Collateral Account Loans (the “Collateral Account Loan Proceeds”) shall be transferred into the Collateral Account within two (2) Business Days of receipt and, for the avoidance of doubt, shall be subject to the Lien of the Administrative Agent hereunder. Notwithstanding the foregoing or anything contrary in any of the Transaction Documents, the Borrower (or the Servicer on the Borrower’s behalf) may remove Collateral Account Loan Proceeds and Collateral Account Loans from the Collateral Account without the consent of the Administrative Agent (unless an Event of Default has occurred and is continuing), and any such Collateral Account Loan Proceeds or Collateral Account Loans so removed (and any Collateral Account Proceeds received thereon from and after the date of such removal) shall no longer be subject to the Lien of the Administrative Agent hereunder, so long as any such removal is performed in accordance with the Securities Account Control Agreement and the Collateral Custodian Agreement and does not cause a Collateral Account Shortfall; provided that, unless an Event of Default has occurred and is continuing, the Borrower (or the Servicer on the Borrower’s behalf) may without the consent of the Administrative Agent require that the Collateral Custodian return each Loan File of each Collateral Account Loan so removed from the Collateral Account (so long as such removal which does not cause a Collateral Account Shortfall).

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(b) If at any time prior to the Termination Date a Collateral Account Shortfall occurs, the Borrower shall report such occurrence to the Administrative Agent within five (5) Business Days following the date on which the Borrower acquired knowledge thereof, and no later than ten (10) Business Days following such report, the Borrower shall effect one or more (or any combination thereof) of the following actions in order to eliminate such Collateral Account Shortfall as of such date of determination: (i) deposit cash in United States dollars into the Collateral Account, (ii) credit additional Collateral Account Loans to the Collateral Account and/or, (iii) substitute for any existing Collateral Account Loan(s) one or more replacement Collateral Account Loan(s).

ARTICLE III.

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1. Conditions to Closing and Initial Advance.

No Lender shall be obligated to make any Advance hereunder on the occasion of the Initial Advance, nor shall any Lender, the Administrative Agent, or the Lenders be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent and each Lender:

(a) Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent and each Lender shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent and each Lender shall reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, all those specified in the schedule of condition precedent documents attached hereto as Schedule I, each in form and substance satisfactory to the Administrative Agent and each Lender;

(b) The Administrative Agent shall (1) have performed a final credit review and granted final credit approval for the Transaction and (2) completed the Administrative Agent’s due diligence and received of a satisfactory field examination completed by an independent third party acceptable to the Administrative Agent;

(c) The Borrower and the Servicer shall each have delivered to the Administrative Agent a certificate as to Solvency in the form attached hereto as Exhibit H;

(d) The Administrative Agent and each Lender shall have received (i) satisfactory evidence that the Borrower and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Borrower and the Servicer in form and substance satisfactory to the Administrative Agent and each Lender affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence or Officer’s Certificate shall in no way limit the recourse of the Administrative Agent, each Lender or any other Secured Party against the Servicer or the Borrower for a breach of the Servicer’s and the Borrower’s representation or warranty that all such consents and approvals have, in fact, been obtained;

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(e) The Borrower and the Servicer shall each be in compliance in all material respects with all Applicable Law and shall have delivered to the Administrative Agent and each Lender as to this and other closing matters a certification in the form of Exhibits D-1 and D-2, as applicable;

(f) The Borrower and the Servicer shall have delivered to the Administrative Agent and each Lender duly executed Powers of Attorney in the form of Exhibits E-1 and E-2, as applicable;

(g) On or prior to the date of the Initial Advance, each applicable Lender shall have received a duly executed copy of its Variable Funding Note, in a principal amount equal to the Commitment of the related Lender;

(h) All fees and expenses due and payable by the Borrower or the Servicer as of the Closing Date pursuant to Section 2.11 or the Fee Letter shall have been received by the applicable party; and

(i) On or prior to the date of the Initial Advance, the Aggregate Outstanding Loan Balance of all Term Loans that are Senior Secured Loans credited to the Collateral Account shall equal or exceed $3,000,000.

Section 3.2. Conditions Precedent to All Advances.

Other than as set forth in Section 2.3(e), each Advance under this Agreement and each reduction in Advances Outstanding pursuant to Section 2.4(b) (each, a “Transaction”) shall be subject to the further conditions precedent that:

(a) (i) With respect to any Advance, the Borrower (or the Servicer on its behalf) shall have delivered to the Administrative Agent and each Lender no later than (x) in the case of a Prime Rate Advance, 12:00 Noon New York, New York time (1:00 p.m. Chicago, Illinois time) on the proposed Funding Date or (y) in the case of a LIBOR Rate Advance, 2:00 p.m. New York, New York time (1:00 p.m. Chicago, Illinois time) three Business Days prior to the proposed Funding Date:

(A) a Borrowing Notice in the form of Exhibit A-1, a Borrowing Base Certificate and, if applicable, a Servicing Report; and

(B) a Certificate of Assignment containing such information as may be reasonably requested by the Administrative Agent and each Lender.

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(ii) With respect to any reduction in Advances Outstanding pursuant to Section 2.4(b), the Servicer shall have delivered to the Administrative Agent and each Lender at least one Business Day prior to any reduction of Advances Outstanding a Borrowing Notice in the form of Exhibit A-2 and a Borrowing Base Certificate.

(b) On the date of such Transaction the following shall be true and correct and the Borrower and the Servicer shall have certified in the related Borrowing Notice that all conditions precedent to the requested Advance have been satisfied and shall thereby shall be deemed to have certified that:

(i) The representations and warranties contained in Section 4.1, Section 4.2 and Section 4.3 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date which shall be true as of such date);

(ii) No event has occurred and is continuing, or would result from such Transaction, that constitutes a Termination Event or Unmatured Termination Event;

(iii) On and as of such day, after giving effect to such Transaction, the Availability shall be greater than or equal to $0;

(iv) On and as of such day, the Borrower and the Servicer each has performed all of the covenants and agreements contained in this Agreement to be performed by such Person on or prior to such day; and

(v) No Applicable Law shall prohibit or enjoin such Transaction.

(c) With respect to any New Loan Advance, the Amortization Period shall not have commenced, and with respect to any Existing Loan Advance, a Termination Date shall not have been declared pursuant to Section 8.2(a) and the Facility Termination Date shall not have occurred;

(d) The Borrower and Servicer shall have delivered to the Administrative Agent and each Lender all reports required to be delivered as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;

(e) The Borrower shall have paid all fees required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and shall have reimbursed the Administrative Agent and each Lender for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Administrative Agent and each Lender;

(f) The Borrower shall have delivered to the Administrative Agent and each Lender an Officer’s Certificate (which may be part of the Borrowing Notice) in form and substance reasonably satisfactory to the Administrative Agent and each Lender certifying that each of the foregoing conditions precedent has been satisfied; and

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(g) With respect to any New Loan Advance which is requested following the delivery of a Non-Renewal Notice and less than thirty (30) days prior to Non-Renewal Anniversary Date, the Administrative Agent has not designated that no Advances shall be funded during such period pursuant to the proviso in Section 2.1(c).

The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable Lender, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.3. Custodianship; Transfer of Loans and Permitted Investments.

(a) U.S. Bank on behalf of the Administrative Agent for the benefit of the Secured Parties shall hold all Certificated Securities (whether Loans or Permitted Investments) and Instruments in physical form at its offices at 1719 Range Way, Florence, South Carolina 29501.

(b) Each time that the Borrower (or the Servicer on behalf of the Borrower) shall direct or cause the acquisition of any Permitted Investment, the Borrower shall (or the Servicer on behalf of the Borrower), if such Permitted Investment has not already been transferred in accordance with its Underlying Instruments (including obtaining any necessary consents) to the Collection Account, cause the transfer of such Permitted Investment in accordance with its Underlying Instruments (including obtaining any necessary consents) to the Administrative Agent to be held in the Collection Account for the benefit of the Secured Parties in accordance with the terms of this Agreement. The security interest of Administrative Agent on behalf of the Secured Parties in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of Administrative Agent on behalf of the Secured Parties, be released. The security interest of the Administrative Agent on behalf of the Secured Parties shall nevertheless come into existence and continue in the Permitted Investment so acquired, including all rights of the Borrower in and to any contracts related to and proceeds of such Permitted Investment.

(c) The Borrower (or the Servicer on behalf of the Borrower) shall take such actions as are necessary to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, perfected, first priority security interest in each Loan and Permitted Investment Granted to the Administrative Agent for the benefit of the Secured Parties under laws and regulations (including without limitation Articles 8 and 9 of the UCC, as applicable) in effect at the time of such Grant.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Borrower.

The Borrower represents and warrants as to itself for the benefit of the Secured Parties as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Collateral.

(b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to receive such qualifications would not be reasonably expected to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. Borrower (i) has all necessary limited liability company power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, (C) sell and assign an ownership interest in the Collateral, and (D) receive Advances and sell the Collateral on the terms and conditions provided herein and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale and assignment of an ownership interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation, operating agreement or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate in any material respect any Applicable Law.

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(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that would reasonably be expected to have Material Adverse Effect.

(g) Consents. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of this Agreement and any other Transaction Document to which the Borrower is a party have been obtained, except where the failure to receive such authorizations, consents, orders or licenses would not be reasonably expected to result in a Material Adverse Effect.

(h) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Borrower.

(i) Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent.

(j) Taxes. The Borrower has filed or caused to be filed all federal and other material tax returns that are required to be filed by it and has paid or made adequate provisions for the payment of all federal and other material Taxes owed or required to be withheld by the Borrower and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any Tax (except for Permitted Liens).

(k) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including the use of the proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(l) Security Interest.

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(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “tangible chattel paper”, “accounts”, “certificated securities”, “uncertificated securities” or “securities accounts” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.1(l);

(iii) all Accounts constitute “securities accounts” as defined in the applicable UCC;

(iv) the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(v) the Borrower has received all consents and approvals required by the terms of any Loan to the Granting of a security interest in the Loans hereunder to the Administrative Agent on behalf of the Secured Parties;

(vi) all appropriate financing statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest Granted to the Administrative Agent, on behalf of the Secured Parties, under this Agreement in that portion of the Collateral in which a security interest may be perfected by filing; and

(vii) other than the security interest Granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, Granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) relating to the security interest Granted to the Borrower under the applicable assignment, or (B) that has been terminated and/or fully and validly assigned to the Administrative Agent on or prior to the date hereof. The Borrower is not aware of the filing of any judgment or tax lien filings against the Borrower (other than any Permitted Liens).

(m) Reports Accurate. All Servicing Reports (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects; provided that the Borrower makes no representation as to the accuracy of any notice, financial statement or other written information prepared by or on behalf of an Obligor which the Borrower has forwarded to the Administrative Agent or any Lender in good faith in accordance with the terms of this Agreement.

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(n) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The office where the Borrower keeps all the Records (other than those delivered to U.S. Bank pursuant to the Collateral Custodian Agreement) is at the address of the Borrower referred to in Section 11.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.2(g) shall have been satisfied). The Borrower’s Federal Employee Identification Number is correctly set forth on Exhibit D-1. The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location for purposes of the applicable UCC within the four months preceding the Closing Date.

(o) Collection Accounts. The U.S. Bank Account and the Collection Account are the only accounts to which Collections on the Collateral (other than the Collateral Account Loans) are sent. The Collateral Account is the only account to which Collections on the Collateral Account Loans are sent. The Borrower has not Granted any Person other than the Administrative Agent an interest in each of the U.S. Bank Account, the Collection Account or the Collateral Account.

(p) Tradenames. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(q) Transfer Documents. The applicable Transfer Documents are the only agreements pursuant to which the Borrower acquires Collateral; provided that, subject to clause (g) of the definition of Eligible Loan, this clause (q) shall not prohibit the Borrower from acquiring Loans and Related Security directly from a Person who is not the Original Seller so long as such Loan is subject to the terms of the Transfer Documents (including the representations, warranties, covenants and indemnities of the Original Seller set forth therein).

(r) Value Given. The Borrower shall have given reasonably equivalent value to the Original Seller or the applicable third party seller of Collateral in consideration for the transfer to the Borrower of the Collateral as contemplated by the applicable assignment agreement, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance as to the Borrower under any section of the Bankruptcy Code.

(s) Special Purpose Entity. The Borrower has not and shall not:

(i) engage in any business or activity other than the purchase and receipt of Collateral and related assets, the pledge of Collateral under the Transaction Documents and such other activities as are incidental thereto;

(ii) acquire or own any material assets other than (a) the Collateral and related assets and (b) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents;

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(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the consent of the Administrative Agent and each Lender;

(iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent and each Lender, amend, modify, terminate or fail to comply with the provisions of its operating agreement, or fail to observe limited liability company formalities;

(v) own any Subsidiary or make any Investment in any Person (other than in connection with retaining any equity or other securities pursuant to Section 6.5) without the consent of the Administrative Agent and each Lender;

(vi) except as permitted by this Agreement, commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Advances and indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders, except for trade payables in the ordinary course of its business; provided, that, such debt is not evidenced by a note and is paid when due;

(viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x) enter into any contract or agreement with any Person, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than such Person;

(xi) seek its dissolution or winding up in whole or in part;

(xii) fail to correct any known misunderstandings regarding the separate identity of the Borrower and the Servicer, or any principal or Affiliate thereof or any other Person;

(xiii) guarantee, become obligated for, or hold itself out to be responsible for the Indebtedness of another Person other than pursuant to the Transaction Documents;

(xiv) except as permitted under the Transaction Documents, make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of indebtedness issued by any other Person (other than the Loans, cash and Permitted Investments);

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(xv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvi) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvii) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xviii) permit any transfer (whether in any one or more transactions) of any direct ownership interest in the Borrower to the extent it has the ability to control the same, unless the Borrower delivers to the Administrative Agent and each Lender an acceptable non-consolidation opinion and the Administrative Agent consents to such transfer; provided that no consent shall be necessary with respect to any transfer to an Affiliate of Golub BDC;

(xix) fail to maintain its assets and liabilities separate and apart from those of any other Person (without limiting the foregoing, it is acknowledged that for accounting purposes such Borrower may be consolidated with another Person as required by GAAP including in such other Person’s financial statements);

(xx) fail to pay its own liabilities and expenses only out of its own funds;

(xxi) fail to pay the salaries of its own employees, if any, in light of its contemplated business operations;

(xxii) acquire the obligations or securities of its Affiliates or stockholders;

(xxiii) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxiv) fail to use separate invoices and checks bearing its own name;

(xxv) pledge or permit the pledge of its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties hereunder;

(xxvi) fail at any time to have at least one independent manager (an “Independent Manager”) who is not currently a director, officer, employee, trade creditor shareholder, manager or member (or spouse, parent, sibling or child of the foregoing) of (a) the Servicer, (b) the Borrower, (c) any Originator, or (d) any principal or Affiliate of the Servicer, the Borrower, or any Originator; provided, however, such Independent Manager may be an independent manager or an independent director of another special purpose entity affiliated with the Servicer or fail to ensure that all limited liability company action relating to the selection, maintenance or replacement of such Independent Manager are duly authorized by the unanimous vote of the board of managers (including the vote of such Independent Manager); and

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(xxvii) fail to provide that the unanimous consent of all members or directors, as applicable (including the consent of the Independent Manager) is required for the Borrower to (a) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing.

(t) Confirmation from the Original Seller. Each of the Borrower and the Original Seller is aware that the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Collateral or any other assets of the Borrower available to satisfy claims of the creditors of the Original Seller would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(u) Investment Company Act. The Borrower is not an “investment company” within the meaning of the 1940 Act or is exempt from the provisions of the 1940 Act.

(v) ERISA. Neither the Borrower nor any ERISA Affiliate thereof has any Benefit Plans or Multiemployer Plans.

(w) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(x) Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral are held and shall be held in trust for the benefit of the Administrative Agent until transferred into, (x) in respect of the Collateral (other than Collateral Account Loans), the U.S. Bank Account and (y) in respect of Collateral Account Loans, the Collateral Account, within two Business Days after receipt as required herein; provided, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such Business Day) upon deposit of all Collections into the U.S. Bank Account, such Collections shall be remitted to the Collection Account.

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(y) Amendments. No Loan has been amended, modified, or waived following inclusion in the Collateral, except for amendments, modifications or waivers, if any, to such Loan otherwise permitted under Section 6.4(a) of this Agreement and in accordance with the Credit and Collection Policy and the Servicing Standard.

(z) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct in all material respects as of the date made or deemed made (except to the extent any such representations and warranties expressly relate to a different date, in which case they shall be true and correct in all material respects as of such date).

(aa) Environmental. To the knowledge of the Borrower, (i) each item of Mortgaged Property is in compliance in all material respects with all applicable Environmental Laws, (ii) no notice of violation of such laws has been issued by any Governmental Authority, (iii) no action has been taken that would cause any Mortgaged Property to not be in compliance with all Environmental Laws, and (iv) no Hazardous Material is present at the Mortgaged Property such that the value, use or operations of such Mortgaged Property is adversely affected.

(bb) USA PATRIOT Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, Person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(cc) Collection Accounts. The U.S. Bank Account and the Collection Account are the only accounts to which Collections on outstanding Loans (other than the Collateral Account Loans) are deposited. The Collateral Account is the only account to which Collections on the Collateral Account Loans are deposited.

The representations and warranties in Section 4.1(l) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto.

Section 4.2. Representations and Warranties of the Borrower Relating to the Agreement and the Collateral.

The Borrower hereby represents and warrants for the benefit of the Secured Parties, as of the Closing Date and as of each Funding Date:

(a) Valid Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral to the Administrative Agent, for the benefit of the Secured Parties, which upon the filing of the financing statements described in Section 4.1(l) shall be a valid and first priority perfected security interest in the Loans forming a part of the Collateral and in the Collateral in which a security interest may be perfected by filing, subject only to Permitted Liens.

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(b) Eligibility of Collateral. As of the Closing Date and each Cut-Off Date, (i) the information contained in each Borrowing Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Collateral as of the related Cut-Off Date and the information contained therein with respect to the identity of such Collateral and the amounts owing thereunder is true, correct and complete in all material respects as of the related Cut-Off Date, (ii) each such Loan included in the Borrowing Base is an Eligible Loan, (iii) each such item of Collateral is free and clear of any Lien of any Person (other than Permitted Liens), (iv) with respect to each such item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of a security interest in such Collateral to the Administrative Agent as agent for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect and (v) the representations and warranties set forth in Section 4.2(a) are true and correct with respect to each item of Collateral.

(c) No Fraud. Each Loan was originated or purchased without any fraud or material misrepresentation by the applicable Originator or, to the best of the Borrower’s knowledge, on the part of the Obligor.

Section 4.3. Representations and Warranties of the Initial Servicer.

The initial Servicer represents and warrants for the benefit of the Secured Parties as follows as of the Closing Date, each Funding Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite organizational power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business as a corporation, and is in good standing as a corporation and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals, except where the failure to obtain such approvals or licenses would not be reasonably expected to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power and authority to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary organizational action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party has been duly executed and delivered by the Servicer.

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(d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer, in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the organizational documents or any material Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement or (iii) violate in any material respect any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that would reasonably be expected to have Material Adverse Effect.

(g) Consents. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained, except where the failure to obtain such approvals, authorizations, consents, orders or licenses would not be reasonably expected to result in a Material Adverse Effect.

(h) Reports Accurate. All Servicer Certificates, Servicing Reports, Borrowing Notices, Borrowing Base Certificates and other written or electronic information, notices, exhibits, financial statements, documents, books, records or reports prepared or certified by the Servicer and furnished by the Servicer to the Administrative Agent or any Lender in connection with this Agreement are true, correct and complete in all material respects; provided that the Servicer makes no representation as to the accuracy of any notice, financial statement or other written information prepared by or on behalf of an Obligor which the Servicer has forwarded to the Administrative Agent or any Lender in good faith in accordance with the terms of this Agreement.

(i) Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to the origination, underwriting and servicing of the Loans or the acquisition and re-underwriting and servicing of the Loans, as applicable.

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(j) Collections. The Servicer acknowledges that all Collections received by it or its Affiliates with respect to the Collateral are held and shall be held in trust for the benefit of the Administrative Agent until transferred into, (x) in respect of the Collateral (other than Collateral Account Loans), the U.S. Bank Account and (y) in respect of Collateral Account Loans, the Collateral Account, within two Business Days after receipt as required herein; provided, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such Business Day) upon deposit of all Collections into the U.S. Bank Account, such Collections shall be remitted to the Collection Account.

(k) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Servicer.

(l) Solvency. The Servicer is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(m) Taxes. The Servicer has filed or caused to be filed all material tax returns that are required to be filed by it. The Servicer has paid or made adequate provisions for the payment of all federal and other material Taxes required to be paid or withheld by the Servicer and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no tax lien has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax (except for Taxes that are not at the time due and payable or if the Servicer is contesting the validity of such Taxes in good faith by appropriate proceedings).

(n) Security Interest. The Servicer will take such steps as are necessary to ensure that the Borrower has Granted a security interest (as defined in the UCC and all other Applicable Laws in each applicable jurisdiction) to the Administrative Agent for the benefit of the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Administrative Agent for the benefit of the Secured Parties as secured party and the Borrower as debtor, the Administrative Agent, on behalf of the Secured Parties, shall have a valid and perfected first priority perfected security interest in the Loans and that portion of the Collateral in which a security interest may be perfected by filing (except for any Permitted Liens). All filings (including, without limitation, such UCC filings) as are necessary for the perfection of the Secured Parties’ security interest in the Loans and that portion of the Collateral in which a security interest may be perfected by filing have been (or prior to the applicable Advance, will be) made.

(o) Collection Accounts. The Servicer has not Granted and shall not Grant any Person other than the Administrative Agent an interest in each of the U.S. Bank Account, the Collection Account or the Collateral Account, other than any such interest that has been terminated or fully and validly assigned to the Administrative Agent on or prior to the date hereof.

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(p) USA PATRIOT Act. Neither the Servicer nor any Affiliate of the Servicer is (i) a country, territory, organization, Person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(q) Environmental. To the knowledge of the Servicer, (i) each item of Mortgaged Property is in compliance in all material respects with all applicable Environmental Laws, (ii) no notice of violation of such laws has been issued by any Governmental Authority, (iii) no action has been taken that would cause any Mortgaged Property to not be in compliance with all Environmental Laws, and (iv) no Hazardous Material is present at the Mortgaged Property such that the value, use or operations of such Mortgaged Property is adversely affected.

(r) Compliance with Law. The Servicer has complied in all material respects with all Applicable Laws to which it may be subject.

(s) The Borrower is disregarded as an entity separate from its owner for U.S. federal income tax purposes.

Section 4.4. Representations and Warranties of the Lenders.

Each Lender hereby represents and warrants that it is a “Qualified Purchaser” within the meaning of Section 2(a)(51) of the 1940 Act.

ARTICLE V.

GENERAL COVENANTS

Section 5.1. Affirmative Covenants of the Borrower.

From the date hereof until the Collection Date, the Borrower hereby covenants and agrees as follows:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.

(b) Preservation of Company Existence. The Borrower will preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

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(c) Performance and Compliance with Collateral. The Borrower will, at its expense, timely and fully perform and comply (or cause the Original Seller to perform and comply pursuant to the applicable assignment agreement) in all material respects with all provisions, covenants and other promises required to be observed by it under the Collateral and all other agreements related to such Collateral.

(d) Keeping of Records and Books of Account. The Borrower will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable (as determined by the Servicer on behalf of the Borrower in accordance with the Credit and Collection Policy and the Servicing Standard) for the collection of all or any portion of the Collateral.

(e) Protection of Interest in Collateral. With respect to each item of Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Transfer Documents, (ii) (at the Servicer’s expense) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including (A) filing and maintaining (at the Servicer’s expense), effective financing statements against the Original Seller in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent, any Successor Servicer or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters (provided that only one such visit per year shall be at the Borrower’s expense, unless a Termination Event has occurred and is continuing), and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) Deposit of Collections. The Borrower shall promptly (but in no event later than two Business Days after receipt) deposit all Collections received by the Borrower in respect of the (i) all Collateral (other than the Collateral Account Loans) into the U.S. Bank Account, provided, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such Business Day) upon deposit of all Collections into the U.S. Bank Account, such Collections shall be remitted to the Collection Account and (ii) all Collateral Account Loans into the Collateral Account.

(g) Special Purpose Entity. The Borrower shall be in compliance with the Special Purpose Entity requirements set forth in Section 4.1(s).

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(h) Termination Events. The Borrower will provide the Administrative Agent and each Lender with prompt written notice of the occurrence of each Termination Event and each Unmatured Termination Event of which the Borrower has knowledge or has received notice (unless such notice was sent by the Administrative Agent). In addition, no later than three Business Days following the Borrower’s knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event, the Borrower will provide to the Administrative Agent and each Lender a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(i) Taxes. The Borrower will file all appropriate federal and other material tax returns and pay any and all federal and other material Taxes (other than the amount of any Taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

(j) Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire Collateral, pay transaction expenses related hereto or to make distributions to its members in accordance with the terms hereof.

(k) Obligor Notification Forms. The Borrower shall furnish the Administrative Agent with an appropriate power of attorney to send (at the direction of the Administrative Agent following the declaration or occurrence of a Termination Event or an Unmatured Termination Event that has not been otherwise waived) Obligor notification forms to give notice to the Obligors of the Administrative Agent’s interest in the Collateral on behalf of the Secured Parties and the obligation to make payments as directed by the Administrative Agent, to the extent permitted in the Underlying Instruments.

(l) Borrower’s Collateral. With respect to each item of Collateral Granted to the Administrative Agent, for the benefit of the Secured Parties, the Borrower will (i) take all action necessary to perfect, protect and more fully evidence the Grant of the security interest in such Collateral to the Administrative Agent, for the benefit of the Secured Parties, including (A) filing and maintaining (at the Servicer’s expense), effective financing statements against the Borrower in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (ii) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in such Collateral.

(m) Notices. The Borrower will furnish to the Administrative Agent (on behalf of the Secured Parties):

(i) Income Tax Liability. Within ten (10) Business Days after the receipt by the Borrower or Servicer of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of the Borrower or the Servicer which equal or exceed $1,000,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;

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(ii) Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by the Borrower;

(iii) Representations and Warranties. Promptly upon receiving knowledge of the same, and also to each Lender, notification that any of the representations and warranties set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent and each Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent and each Lender in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;

(iv) Proceedings. As soon as possible and in any event within three Business Days after the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect, provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Administrative Agent’s interest in the Collateral on behalf of the Secured Parties, or the Borrower, the Servicer, the Original Seller or any of their Affiliates in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.1(m); and

(v) Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the sole reasonable judgment of the Borrower, is reasonably likely to have a Material Adverse Effect.

(n) Compliance with Transaction Documents. The Borrower will comply in all material respects with the terms of this Agreement and the other Transaction Documents to which it is a party.

(o) Other. The Borrower will furnish to the Administrative Agent and each Lender promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent and each Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement including, without limitation, the financial statements of the Obligors. Following advance written notice to the Borrower, the Administrative Agent, on behalf of the Lenders, may audit the books and records of the Borrower; provided that any such audit shall (i) occur no more frequently than once during any 12-month period, (ii) occur only during normal business hours and (iii) be subject to the Borrower’s normal security and confidentiality procedures. Notwithstanding anything to the contrary set forth in the preceding sentence, upon the occurrence and continuation of a Termination Event or an Unmatured Termination Event, the Administrative Agent may audit the books and records of the Borrower without limitation and at its discretion. The Borrower shall be responsible for all reasonable and documented expenses resulting from any audit conducted pursuant to this Section 5.1(o).

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Section 5.2. Negative Covenants of the Borrower.

From the date hereof until the Collection Date, the Borrower hereby covenants and agrees as follows:

(a) Other Business. The Borrower will not (i) engage in any business other than the transactions contemplated by the Transaction Documents or incidental or ancillary thereto, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant or permitted by this Agreement, or (iii) form any Subsidiary or make any Investment in any other Person (other than any equity or other securities retained pursuant to Section 6.5).

(b) Collateral Not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the Closing Date or the related Cut-Off Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan and as may otherwise be required under the applicable Underlying Instruments, unless the Instrument is promptly delivered to U.S. Bank together with an Indorsement in blank.

(c) Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, the Borrower will not sell, pledge, assign or transfer to any other Person, or Grant, create, incur, assume or suffer to exist any Lien on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Collateral. The Borrower will promptly notify the Administrative Agent and each Lender of the existence of any Lien on any Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent as agent for the benefit of Secured Parties in, to and under the Collateral against all claims of third parties; provided, however, that nothing in this Section 5.2(c) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.

(d) Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as permitted pursuant to this Agreement).

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(e) Deposits to Special Accounts. The Borrower will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections in respect of the Collateral.

(f) Distributions. The Borrower may make distributions at any time so long as (i) no Termination Event or Unmatured Termination Event has occurred and is continuing and (ii) the Borrower is in pro forma compliance with all covenants set forth herein as evidenced by a Borrowing Base Certificate and covenant compliance certificate in form and substance acceptable to the Administrative Agent delivered on the date of any such distribution.

(g) Change of Name or Location of Loan Files. The Borrower shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps the records from the location referred to in Section 11.2, or change the jurisdiction of its organization, or (y) move, or consent to U.S. Bank or the Servicer moving, the Loan Files from the location thereof on the Closing Date, unless, in each case, the Borrower has given at least thirty (30) days’ written notice (or such shorter notice period agreed to in writing by the Administrative Agent) to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent on behalf of the Secured Parties, in the Collateral.

(h) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by any Transfer Document in any manner other than as a sale of the Collateral by the Original Seller to the Borrower.

(i) ERISA Matters. The Borrower will not establish or permit any ERISA Affiliate to establish any Benefit Plan or Multiemployer Plan.

(j) Organizational Documents. The Borrower will not amend its limited liability company agreement, without the prior written consent of the Administrative Agent.

(k) Changes in Payment Instructions to Obligors. The Borrower will not terminate any of (i) the U.S. Bank Account, (ii) the Collection Account or (iii) the Collateral Account or make any change, or permit the Servicer or the Original Seller to make any change, in its instructions to Obligors or agents, as applicable, regarding payments to be made with respect to the Collateral (other than in connection with the removal of Collateral Account Loans from the Collateral Account pursuant to Section 2.16(a)) to each of the U.S. Bank Account, the Collection Account or the Collateral Account, unless the Administrative Agent has consented to such addition, termination or change (which consent shall not be unreasonably withheld).

(l) Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.4(a), extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Loan (including the Related Security).

Section 5.3. Affirmative Covenants of the Servicer.

From the date hereof until the Collection Date:

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(a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to the Collateral or any part thereof.

(b) Preservation of Company Existence. The Servicer will preserve and maintain its organizational existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company and as a corporation, respectively, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Obligations and Compliance with Collateral. The Servicer will duly fulfill and comply in all material respects with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the Collateral and, except as permitted herein, will do nothing to impair the rights of the Administrative Agent for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral.

(d) Keeping of Records and Books of Account.

(i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable (as determined by the Servicer in accordance with the Credit and Collection Policy and the Servicing Standard) for the collection of all Collateral and the identification of the Collateral.

(ii) The Servicer shall permit the Administrative Agent, each Lender or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters; provided that any such visits shall be limited to only one such visit per year shall be at the Borrower’s expense, unless a Termination Event has occurred and is continuing.

(iii) The Servicer will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral with a legend, reasonably acceptable to the Administrative Agent, describing the Grant of a security interest from the Borrower to the Administrative Agent for the benefit of the Secured Parties hereunder.

(e) Preservation of Security Interest. The Servicer (at its own expense) will file or cause to be filed such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Administrative Agent for the benefit of the Secured Parties in, to and under the Loans and that portion of the Collateral in which a security interest may be perfected by filing.

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(f) Credit and Collection Policy. The Servicer will (i) comply in all material respects with the Credit and Collection Policy in regard to the Collateral, and (ii) furnish to the Administrative Agent and each Lender, prior to its effective date, prompt written notice of any material change in or to the calculation of Risk Rating or the Risk Rating scale in the Credit and Collection Policy. The Servicer will not agree to or otherwise permit to occur any change in or to the calculation of Risk Rating or the Risk Rating scale in the Credit and Collection Policy that is likely to have a Material Adverse Effect without the prior written consent of the Administrative Agent and each Lender (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that no such written consent shall be required from the Administrative Agent or any Lender in connection with any change mandated by Applicable Law or a Governmental Authority.

(g) Termination Events. The Servicer will provide the Administrative Agent and each Lender with prompt written notice of the occurrence of each Termination Event and each Unmatured Termination Event of which the Servicer has knowledge or has received notice (unless such notice was sent by the Administrative Agent). In addition, no later than three Business Days following the Servicer’s knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event, the Servicer will provide to the Administrative Agent and each Lender a written statement of the chief financial officer or chief accounting officer or chief operating officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(h) Taxes. The Servicer will file all appropriate federal and other material tax returns and pay any and all required federal and other material Taxes on the Servicer (other than the amount of any Taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer).

(i) Other. The Servicer will promptly furnish to the Administrative Agent and each Lender such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Administrative Agent, and each Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent, each Lender or the other Secured Parties under or as contemplated by this Agreement.

(j) Proceedings. The Servicer will furnish to the Administrative Agent and each Lender notice promptly and in any event within three Business Days after any executive officer of the initial Servicer receives notice or obtains knowledge thereof, of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy litigation, material action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect.

(k) Deposit of Collections. The Servicer shall promptly (but in no event later than two Business Days after receipt) deposit any and all Collections received by the Borrower or the Servicer in respect of (i) all Collateral (other than the Collateral Account Loans) into the U.S. Bank Account, provided, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such Business Day) upon deposit of all Collections into the U.S. Bank Account, such Collections shall be remitted to the Collection Account and (ii) the Collateral Account Loans into the Collateral Account. The Servicer shall direct all Obligors or agents, as applicable, to make payments with respect to (i) each Loan (other than Collateral Account Loans) and Related Property directly into the U.S. Bank Account on or prior to the date of acquisition by the Borrower of such Loan, provided, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such day) upon deposit of all payments with respect to each Loan (other than Collateral Account Loans) and Related Property into the U.S. Bank Account, such payments shall be remitted to the Collection Account and (ii) each Collateral Account Loan and Related Property directly into the Collateral Account on or prior to the date such Collateral Account Loan is credited to the Collateral Account.

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(l) Collection Account. The Servicer will maintain exclusive ownership, dominion and control of the Collection Account and shall not Grant the right to take dominion and control of the Collection Account to any Person, except to the Administrative Agent and each Lender as contemplated by this Agreement.

(m) Loan Register. The Servicer shall maintain with respect to each Noteless Loan a register (each, a “Loan Register”) in which it will record (v) the amount of such Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Loan received from the Obligor, (y) the date of origination of such Loan and (z) the maturity date of such Loan.

(n) Special Purpose Entity Requirements. The initial Servicer shall not take any action that would cause the Borrower to fail to be in compliance with the Special Purpose Entity requirements set forth in Section 4.1(s).

(o) [Reserved].

(p) Notices. The Servicer will furnish to the Administrative Agent prior written notice of any changes to the name or location of its principal place of business or chief executive office.

Section 5.4. Negative Covenants of the Servicer.

From the date hereof until the Collection Date.

(a) Deposits to Special Accounts. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections in respect of the Collateral.

(b) Mergers, Acquisition, Sales, etc. The initial Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the initial Servicer is the surviving entity and unless:

(i) the initial Servicer has delivered to the Administrative Agent and each Lender an Officer’s Certificate stating that any such consolidation, merger, conveyance or transfer complies with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of any supplemental agreement executed in connection therewith, an Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

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(ii) the initial Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender at least 30 days prior to the closing date of the transaction; and

(iii) after giving effect thereto, no Unmatured Termination Event or Termination Event shall have occurred.

(c) Change of Name or Location of Loan Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, (y) change the offices where it keeps records concerning the Collateral from the location referred to in Section 11.2, or change the jurisdiction of its formation, or (z) move, or consent to U.S. Bank moving, the Loan Files from the location thereof on the Closing Date, unless the Servicer has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral.

(d) Change in Payment Instructions to Obligors. The Servicer will not terminate any of (i) the U.S. Bank Account, (ii) the Collection Account or (iii) the Collateral Account or make any change in its instructions to Obligors or agents, as applicable, regarding payments to be made to the Borrower or the Servicer or payments to be made to each of the U.S. Bank Account, the Collection Account or the Collateral Account (other than payments to be made in respect of Collateral Account Loans removed or to be removed from the Collateral Account pursuant to Section 2.16(a)), unless the Administrative Agent has consented to such addition, termination or change.

(e) Extension or Amendment of Loans. The Servicer will not, except as otherwise permitted in Section 6.4(a), extend, amend or otherwise modify the terms of any Loan (including the Related Security).

(f) Taxable Mortgage Pool Matters. The Servicer will manage the portfolio and advise the Borrower with respect to purchases of Loans so as to not at any time allow the sum of the Outstanding Loan Balances of all Loans owned by the Borrower and that are principally secured by an interest in real property (within the meaning of United States Treasury Regulations Section 301.7701(i)-1(d)(3)) to exceed 35% of the Aggregate Outstanding Loan Balance.

(g) Taxes. The Servicer shall not elect to (and shall take any and all actions so that the Borrower does not elect to) treat the Borrower as a corporation for U.S. federal income tax purposes.

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ARTICLE VI.

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.1. Designation of the Servicer.

(a) Initial Servicer. The servicing, administering and collection of the Collateral shall be conducted by the Person designated as the Servicer hereunder from time to time in accordance with this Section 6.1. Until the Administrative Agent gives to Golub BDC a Servicer Termination Notice, Golub BDC is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and responsibilities of, the Servicer pursuant to the terms hereof.

(b) Successor Servicer. Upon the Servicer’s receipt of a Servicer Termination Notice from the Administrative Agent pursuant to Section 6.11, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.

(c) Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent (and such consent not to be unreasonably withheld), subcontract with any other Person for servicing, administering or collecting the Collateral; provided, however, that (i) the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (ii) any such subcontract shall be terminable upon the occurrence of a Servicer Default.

(d) Servicing Programs. In the event that the Servicer uses any software program in servicing the Collateral that it licenses from a third party, the Servicer shall use its best efforts to obtain, either before the Closing Date or as soon as possible thereafter, whatever licenses or approvals are necessary to allow the Servicer (or, solely in the case of a Servicer Default, the Administrative Agent) to use such program and to allow the Servicer to assign such licenses to the Successor Servicer appointed as provided in this Agreement.

Section 6.2. Duties of the Servicer.

(a) Appointment. The Borrower hereby appoints the Servicer as its agent, as from time to time designated pursuant to Section 6.1, to service the Collateral and enforce its rights in, to and under such Collateral. In order to facilitate the servicing of the Collateral, the Administrative Agent does authorize Golub BDC to perform the duties of the Servicer under this Agreement and the other Transaction Documents. The Servicer hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The Servicer and the Borrower hereby acknowledge that the Administrative Agent, each Lender and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder. Notwithstanding any other provision herein, neither the Servicer nor the Borrower are required to take any action, pursuant to this Agreement and the other Transaction Documents, that they are not otherwise permitted to take under the Underlying Instruments.

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(b) Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect on the Collateral from time to time, all in accordance with Applicable Law, the Credit and Collection Policy and the Servicing Standard. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i) preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Loan;

(ii) maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent and each Lender may reasonably request;

(iii) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent, the Borrower or each Lender, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, the Borrower or each Lender may from time to time reasonably request;

(v) identifying each Loan clearly and unambiguously in its servicing records to reflect that such Loan is owned by the Borrower and that the Borrower is Granting a security interest in such Loan to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement;

(vi) notifying the Administrative Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened in writing to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received written notice; or (2) that is reasonably expected to have a Material Adverse Effect;

(vii) providing prompt written notice to the Administrative Agent and each Lender, prior to the effective date thereof, of any changes in the Credit and Collection Policy that would be reasonably expected to have a Material Adverse Effect;

(viii) delivering the Loan Files to U.S. Bank;

(ix) maintaining the perfected security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral (subject in all cases to Permitted Liens); and

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(x) making payments or deposits pursuant to the terms hereof and in reliance upon the Servicing Report.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Servicer acts as lead agent with respect to any Loan, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Underlying Instruments has the right to do so.

(c) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, each Lender and the other Secured Parties of their rights hereunder shall not release the Servicer, any Originator or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Administrative Agent, each Lender and the other Secured Parties shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

Section 6.3. Authorization of the Servicer.

(a) Each of the Borrower, the Administrative Agent, each Lender and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and, except as otherwise permitted in the Transaction Documents, not inconsistent with the Grant by the Borrower to the Administrative Agent for the benefit of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Administrative Agent for the benefit of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Servicer be entitled to make the Administrative Agent, the Lenders or the other Secured Parties a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s and each Lender’s consent.

(b) After the declaration of the Termination Date pursuant to Section 8.2(a), at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided, that (i) the Servicer shall not be required to take any action hereunder at the request of the Administrative Agent if the taking of such action, in the reasonable determination of the Servicer would be in violation of any Applicable Law or Underlying Instruments; and (ii) the Administrative Agent may, at any time that a Termination Event or Unmatured Termination Event has occurred and is continuing, notify any Obligor with respect to any Collateral of the Grant to the Administrative Agent for the benefit of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof subject to the applicable provisions of this Agreement.

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Section 6.4. Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral. The Servicer will use commercially reasonable efforts to collect or cause to be collected, all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due in accordance with the Credit and Collection Policy and the Servicing Standard. The Servicer may not waive, modify or otherwise vary any provision of an item of Collateral in any manner contrary to the Credit and Collection Policy or the Servicing Standard.

(b) Payments to Account. On or before (i) with respect to each Loan (other than any Collateral Account Loan) added to the Collateral, the applicable Cut-Off Date of such Loan and (ii) with respect to each Collateral Account Loan, the date such Collateral Account Loan is credited to the Collateral Account, the Servicer shall have instructed all Obligors or agents, as applicable, to make all payments directly to, (x) in respect of the Collateral (other than Collateral Account Loans), the U.S. Bank Account and (y) in respect of Collateral Account Loans, the Collateral Account; provided, however, that the Servicer is not required to so instruct any Obligor which is solely a guarantor unless and until the Servicer calls on the related guaranty; provided, further, that promptly (but in any event no later than 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on such day) upon deposit of all payments into the U.S. Bank Account such payments shall be remitted to the Collection Account.

(c) Accounts. Each of the parties hereto hereby agrees that (i) each Account shall be deemed to be a Securities Account and (ii) except as otherwise expressly provided herein, the Administrative Agent shall be exclusively entitled to exercise the rights that comprise each Financial Asset held in each Account. Each of the parties hereto hereby agrees to cause the Administrative Agent or any other Securities Intermediary that holds any money or other property for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property is to be treated as a Financial Asset under Article 8 of the UCC and (B) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) for that purpose shall be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to Administrative Agent or other Securities Intermediary that holds such Financial Asset in such Account.

(d) Establishment of the Accounts. The Servicer shall cause to be established, on or before the Closing Date, (i) with the Administrative Agent, and maintained in the name of the Borrower, subject to the lien of the Administrative Agent, a segregated corporate trust account entitled “Collection Account for Golub Capital BDC Revolver Funding LLC, subject to the lien of PrivateBank, as Administrative Agent for the Secured Parties” (the “Collection Account”), (ii) with U.S. Bank, and maintained in the name of the Borrower, subject to the lien of the Administrative Agent, a segregated corporate trust account entitled “Collateral Account for Golub Capital BDC Revolver Funding LLC, subject to the lien of The PrivateBank and Trust Company, as Administrative Agent for the Secured Parties” (the “Collateral Account”) and (iii) the U.S. Bank Account.

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(e) Use of the Collection Account. The Borrower may request that the Servicer withdraw funds from each of the U.S. Bank Account and the Collection Account at any time or from time to time and disburse such funds as the Borrower may direct, so long as at the time of such withdrawal or disbursement and after giving effect thereto: (i) the Availability is greater than or equal to zero, (ii) the representations and warranties contained in Section 4.1 and Section 4.2 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, (iii) no Termination Event shall have occurred and be continuing and the Facility Termination Date shall not have occurred and (iv) such withdrawal or disbursement shall be in compliance with this Agreement including, without limitation, (x) for payment of any fees or expenses of the Borrower due and owing hereunder and (y) to fund any commitments on any Revolving Loans. Lenders and the Administrative Agent authorize the Servicer to make such withdrawals and disbursements. Borrower hereby irrevocably authorizes and directs the Lenders, acting through the Administrative Agent, to charge from time to time the Collection Account for amounts not paid when due (after the passage of any applicable grace period) to the Administrative Agent for the benefit of the Lenders hereunder.

(f) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of U.S. Bank nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower to the Administrative Agent, of any Loan in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). Pursuant to the Collateral Custodian Agreement, U.S. Bank shall hold any Underlying Instruments delivered to it evidencing any Loans pledged to the Administrative Agent hereunder as custodial agent for any Secured Parties in accordance with the terms of this Agreement.

(g) Adjustments. If (i) the Servicer makes a deposit into an Account in respect of a Collection of a Loan and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into such Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.5. Equity Securities.

The Servicer may, consistent with the Servicing Standard, sell or otherwise transfer, or if it deems advisable to maximize recoveries, hold any defaulted Loan, equity or other securities received by the Borrower in connection with a default, workout, restructuring or plan of reorganization or similar event under a Loan; provided, however, under no circumstance may the Borrower acquire an interest in a non-U.S. entity equal to or greater than 50% or take any other action that would cause it to become the majority beneficial owner of a non-U.S. entity.

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Section 6.6. Servicing Compensation.

The Servicer shall not be entitled to receive compensation for its servicing activities hereunder other than with respect to the Servicing Fee.

Section 6.7. Reports.

(a) Borrowing Notice. On each Funding Date, on each reduction of Advances Outstanding pursuant to Section 2.4(b), the Borrower (and the Servicer on its behalf) will provide a Borrowing Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent and each Lender; provided, that such Borrowing Base calculation shall not include any Principal Collections removed or to be removed from the U.S. Bank Account at any time during such Funding Date (other than Principal Collections remitted to the Collection Account pursuant to the automatic sweep described in Section 2.9(a)), regardless of the time of day the Borrowing Base certificate is submitted; provided, further, for the avoidance of doubt, that the Borrower shall cause all Principal Collections so included in the foregoing Borrowing Base calculation to be remitted to the Collection Account pursuant to the automatic sweep described in Section 2.9(a). A Borrowing Base Certificate shall not be required to be delivered in accordance with the preceding sentence so long as Availability under the Borrowing Base is greater than $5,000,000.

(b) Servicing Report. On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent, and each Lender, a monthly statement including a Borrowing Base, calculated as of the most recent Determination Date (a “Servicing Report”), with respect to the related calendar month, signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit C, and which shall include a certification by such Responsible Officer that no Termination Event or Unmatured Termination Event has occurred.

(c) Borrower Financial Statements. The Servicer will submit to the Administrative Agent and each Lender, (A) within 60 days after the end of the Borrower’s fiscal quarters (excluding the fiscal quarter ending on the date specified in clause (B)), commencing December 31, 2013, consolidated unaudited financial statements of the Borrower for the most recent fiscal quarter and a covenant compliance certificate in form and substance acceptable to the Administrative Agent, and (B) within 120 days after the end of each fiscal year, commencing with the fiscal year ended September 30, 2014, consolidated unaudited financial statements of the Borrower, together with a consolidating balance sheet and income statement of Golub Capital BDC, Inc. that is accompanied by a procedures report (in form and substance satisfactory to the Administrative Agent) prepared by a firm of nationally recognized public accountants. The parties hereto agree that McGladrey LLP shall be deemed to be nationally recognized for the purposes of this Section 6.7(c).

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(d) Valuation Report. On the first Reporting Date after the end of each of the Borrower’s fiscal quarters, commencing December 31, 2013, the Servicer will provide to the Borrower, the Administrative Agent and each Lender a quarterly statement of the fair market value of each Collateral Account Loan, together with supporting calculations attached thereto (a “Valuation Report”), prepared in accordance with the Credit and Collection Policy and the Servicing Standard and in form and substance satisfactory to the Administrative Agent.

(e) Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to this Article VI shall be deemed to have been delivered on the date on which such information is posted on Intralinks (or other replacement) website to which the Administrative Agent and Lenders have access, and such Secured Party has been notified of such posting, or upon receipt of such information through e-mail or another delivery method acceptable to the Administrative Agent.

Section 6.8. Annual Statement as to Compliance.

The Servicer will provide to the Administrative Agent and each Lender, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2013, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Default has occurred.

Section 6.9. Limitation on Liability of the Servicer and Others.

Except as provided herein, the Servicer shall not be under any liability to the Administrative Agent, each Lender, the other Secured Parties or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, notwithstanding anything to the contrary contained herein nothing shall protect the Servicer against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of its willful misconduct hereunder.

Section 6.10. The Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.2.

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Section 6.11. Servicer Defaults.

If any one of the following events (a “Servicer Default”) shall occur:

(a) any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to bifurcation and remittance of Collections) as required by this Agreement which continues unremedied for a period of three Business Days;

(b) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or any Lender and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(c) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) with respect to any recourse debt or other obligations, which debt or other obligations are in excess of $5,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt or other obligations, whether or not waived;

(d) an Insolvency Event shall occur with respect to the Servicer;

(e) the Servicer fails in any material respect to comply with the Credit and Collection Policy and the Servicing Standard regarding the servicing of the Collateral and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or any Lender and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(f) the Servicer consents to or otherwise permits to occur, without the prior written consent of the Administrative Agent and each Lender, any material amendment, modification, change, supplement or rescission (any of the foregoing an “amendment” for purposes of this Section 6.11(f)) of or to the calculation of Risk Rating or the Risk Rating scale in the Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, and the Servicer fails to obtain the written consent of the Administrative Agent within ten (10) Business Days after notice of such amendment has been delivered to the Administrative Agent (which notice shall be delivered by the Servicer within seven (7) days after the effectiveness of such amendment and which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that no such written consent shall be required in connection with an amendment mandated by any Applicable Law or Governmental Authority;

(g) Golub BDC or an Affiliate thereof shall cease to be the Servicer;

(h) any failure by the Servicer to deliver any required Servicing Report or other Required Reports hereunder on or before the date occurring three Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement;

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(i) any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Administrative Agent, any Lender or the other Secured Parties and which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or any Lender and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(j) any financial or other information reasonably requested by the Administrative Agent or any Lender is not provided within thirty (30) days following the Servicer’s receipt of such request;

(k) the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $5,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution; or

(l) any change in the control of the Servicer that takes the form of a merger or consolidation that does not comply with the provisions of Section 5.4(b);

then notwithstanding anything herein to the contrary, so long as any such Servicer Default shall not have been remedied at the expiration of any applicable cure period, the Administrative Agent, by written notice to the Servicer (a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

Section 6.12. Appointment of Successor Servicer.

(a) On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 6.11, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent.  The Administrative Agent may at any time following delivery of a Servicer Termination Notice in its sole discretion, appoint an Approved Replacement Servicer as the Servicer hereunder, and such Person shall on such date assume all related obligations of the Servicer hereunder, and all related authority and power of the Servicer under this Agreement shall pass to and be vested in such other Person. As compensation therefor, such successor servicer shall be entitled to a servicing fee in an amount not to exceed the Servicing Fee (unless the Borrower provides its prior written consent, such consent not to be unreasonably withheld) to be agreed upon by the Administrative Agent, each Lender and such successor servicer, together with other servicing compensation related to the Loans serviced by it in the form of assumption fees, late payment charges or otherwise as provided herein; including, without limitation, Transition Expenses. The Administrative Agent shall as promptly as possible appoint an Approved Replacement Servicer as the successor servicer (together with each other Person appointed as successor servicer, a “Successor Servicer”), and each such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent and each Lender.  In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution, having a net worth of not less than United States $50,000,000 and whose regular business includes the servicing of Collateral, as the Successor Servicer hereunder.

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(b) Upon its appointment, the Successor Servicer, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that the Successor Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Successor Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Successor Servicer shall pay any income taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Successor Servicer are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Successor Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Article IV.

(c) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral.

(d) Notwithstanding anything contained in this Agreement to the contrary, a Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and such Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), such Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that such Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Administrative Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.

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ARTICLE VII.

SECURITY INTEREST

Section 7.1. Grant of Security Interest.

(a) The parties to this Agreement intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby transfers, conveys, assigns and Grants as of the Closing Date to the Administrative Agent, as agent for the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Aggregate Unpaids of the Borrower arising in connection with this Agreement and each other Transaction Document, including obligations arising pursuant to swap and hedging agreements entered into between the Borrower and PrivateBank, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Aggregate Unpaids. The Grant of a security interest under this Section 7.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent, the Lenders or any of the other Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Administrative Agent, the Lenders or any other Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Lenders or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(b) The Borrower hereby confirms its pledge pursuant to Section 7.1(a) of this Agreement to the Administrative Agent, as agent for the Secured Parties, but only to the extent that a security interest has been pledged to the Administrative Agent prior to the Closing Date.

(c) Each of the parties to this Agreement hereby acknowledges and agrees as follows: Each Lender and each other Secured Party hereby transfers and assigns to the Administrative Agent, for the benefit of the Secured Parties, its entire security interest in and to the Collateral to the extent previously conveyed by Grant of a security interest to it on and after the Closing Date to and including the date of this Agreement so that the Administrative Agent, on behalf of the Secured Parties, shall have the benefit of a perfected security interest in the Collateral from and including the date such Collateral, as applicable, first became Collateral, as applicable, hereunder to but excluding the date of the release of any such Collateral, as applicable, from the Lien of this Agreement in accordance with this Agreement.

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Section 7.2. Release of Lien on Collateral.

At the same time as (i) any Collateral expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (ii) any Loan becomes a Prepaid Loan in full and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (iii) such Loan has been the subject of a Discretionary Sale pursuant to Section 2.14 or substituted from the Collateral Account pursuant to Section 2.16(b)(iii) or (iv) this Agreement terminates in accordance with Section 11.6, the Administrative Agent as agent for the Secured Parties will, to the extent requested by the Servicer, release its security interest in such Collateral. In connection with any sale of such Related Property, the Administrative Agent as agent for the Secured Parties will after the deposit by the Servicer of the Proceeds of such sale into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release of such Related Property; provided, that, the Administrative Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Related Property in connection with such transfer and assignment.

Section 7.3. Further Assurances.

The provisions of Section 11.12 shall apply to the security interest Granted under Section 7.1 as well as to the Advances hereunder.

Section 7.4. Remedies.

Subject to the provisions of Section 8.2, upon the occurrence of a Termination Event, the Administrative Agent on behalf of the Secured Parties and the Secured Parties shall have, with respect to the Collateral Granted pursuant to Section 7.1, and in addition to all other rights and remedies available to the Administrative Agent and the other Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC, subject to the provisions of Section 8.2(c).

Section 7.5. Waiver of Certain Laws.

Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent on behalf of the Secured Parties or any court having jurisdiction to foreclose the security interests Granted in this Agreement may sell the Collateral as an entirety or in such parcels as Administrative Agent on behalf of the Secured Parties or such court may determine.

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Section 7.6. Power of Attorney.

Each of the Borrower and the Servicer hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at is expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers during the continuation of a Termination Event: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document.

ARTICLE VIII.

TERMINATION EVENTS

Section 8.1. Termination Events.

The following events shall be Termination Events (“Termination Events”) hereunder:

(a) the Borrower defaults in making any payment required to be made under an agreement for borrowed money to which it is a party in an aggregate principal amount in excess of $500,000 and such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(b) any failure on the part of the Borrower duly to observe or perform in any material respect any other covenants or agreements of the Borrower set forth in this Agreement or the other Transaction Documents to which the Borrower is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent and (ii) the date on which the Borrower acquires knowledge thereof; or

(c) the occurrence of an Insolvency Event relating to the Borrower; or

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(d) the occurrence of a Servicer Default; or

(e) (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $1,000,000 against the Borrower, and the Borrower shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal or (2) the Borrower shall have made payments of amounts in excess of $1,000,000 in the settlement of any litigation, claim or dispute (excluding payments made from Insurance Proceeds); or

(f) the Borrower shall cease to be an Affiliate of the Servicer, or shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive non-consolidation opinion with respect to the substantive consolidation of the Borrower into a bankruptcy of the Servicer; or

(g) any Transaction Document, or any lien or security interest Granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Servicer,

(2) the Borrower, the Servicer or any of their respective Affiliates shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or

(3) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(h) the Advances Outstanding on any day exceeds the lesser of the Facility Amount and Maximum Availability, the same continues unremedied for three Business Days; provided, however, during the period of time that such event remains unremedied, no additional Advances will be made under this Agreement and any payments required to be made by the Servicer on a Payment Date shall be made as though such Payment Date had occurred during the Amortization Period; or

(i) failure on the part of the Borrower to make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Party or Indemnified Party) required by the terms of any Transaction Document on the day such payment or deposit is required to be made and the same continues unremedied for two Business Days; or

(j) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act; or

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(k) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such lien shall not have been released within five Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within five Business Days; or

(l) any Change-in-Control (other than in accordance with Section 5.4(b)) shall occur; or

(m) any representation, warranty or certification made by the Borrower in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Secured Parties and which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent and (ii) the date on which a Responsible Officer of the Borrower acquires knowledge thereof; or

(n) the Borrower shall fail to eliminate a Collateral Account Shortfall within the grace period permitted pursuant to Section 2.16 and the same continues unremedied for three (3) Business Days thereafter.

Section 8.2. Remedies.

(a) Upon the occurrence of a Termination Event, the Administrative Agent shall, at the request of, or may, with the consent of the Required Lenders, upon one Business Day’s prior written notice to the Borrower, declare the Termination Date to have occurred, the Aggregate Unpaids to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and the Amortization Period to have commenced; provided, however, in the case of any event described in Section 8.1(c) or 8.1(d) (solely in the case of Section 8.1(d) due to the occurrence of an event described in Section 6.11(d)), the Aggregate Unpaids shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(b) Upon the occurrence of any Termination Event described in Section 8.1, no Advances will thereafter be made and the Administrative Agent and the Secured Parties shall have, in addition to all of the rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. After the declaration or occurrence of the Termination Date in accordance with Section 8.2(a), the Amortization Period shall commence (or continue, in the event the Amortization Period had already commenced) and the Administrative Agent and the Secured Parties shall continue to have, in addition to all of the rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

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(c) At any time on and after the date that is 14 days after a Termination Date declared pursuant to Section 8.2(a), the Borrower and the Servicer hereby agree that they will, at the Servicer’s expense and upon request of the Administrative Agent forthwith, (x) assemble all or any part of the Collateral as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent and (y) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied against all or any part of the Aggregate Unpaids pursuant to Section 2.10(d) or otherwise in such order as the Administrative Agent shall elect in its discretion. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, Existing Loan Advances shall continue to be made to the Borrower and the Administrative Agent shall not sell the Collateral in the absence of the declaration of the Termination Date pursuant to Section 8.2(a) above.

(d) If the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, the Borrower or any Affiliate of the Borrower shall have the right of first refusal to repurchase the Collateral, in whole but not in part, prior to such sale at a price not less than the Aggregate Unpaids as of the date of such proposed repurchase. The Borrower’s right of first refusal to repurchase the Collateral hereunder shall terminate at 5:00 p.m. New York, New York time (4:00 p.m. Chicago, Illinois time) on the fifth Business Day following the Business Day on which the Borrower receives notice of the Administrative Agent’s election to sell such Collateral; provided, that such notice may not be delivered prior to the date that is 14 days after the Termination Date declared pursuant to Section 8.2(a).

ARTICLE IX.

INDEMNIFICATION

Section 9.1. Indemnities by the Borrower.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Administrative Agent, the Lenders, the other Secured Parties, the Affected Parties and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party and other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement or any interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. If the Borrower has made any indemnity payment pursuant to this Section 9.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

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(i) any representation or warranty made or deemed made by the Borrower or any of its respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iii) the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in the Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Advance or at any time thereafter;

(iv) the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Advances Outstanding that is less than or equal to the lesser of (A) the Facility Amount and (B) the Maximum Availability on such Business Day;

(v) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

(vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Collateral or the furnishing or failure to furnish such merchandise or services;

(vii) any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Borrower to perform its respective duties under any Collateral;

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(viii) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower to qualify to do business or file any notice or business activity report or any similar report;

(ix) any action taken by the Borrower in the enforcement or collection of any Collateral;

(x) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Collateral;

(xi) any claim, suit or action of any kind arising out of or in connection with Environmental Laws including any vicarious liability;

(xii) the commingling of Collections on the Collateral at any time with other funds;

(xiii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the security interest in the Collateral;

(xiv) any failure by the Borrower to give reasonably equivalent value to any Originator in consideration for the transfer by such Originator to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; or

(xv) the failure of the Borrower or any of its agents or representatives to remit to the Servicer or the Administrative Agent on behalf of the Secured Parties, Collections on the Collateral remitted to the Borrower or any such agent or representative as provided in this Agreement.

(b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Borrower to the Indemnified Party no later than the earlier to occur of (x) 30 days and (y) the next Payment Date following such Person’s demand therefor to the extent of available funds in the Collection Account and pursuant to Section 2.10(d).

(c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower or the Servicer, as the case may be, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower or the Servicer, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

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(d) The obligations of the Borrower under this Section 9.1 shall survive the resignation or removal of the Administrative Agent, the Lenders or the Servicer and the termination of this Agreement.

(e) This Section 9.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 9.2. Indemnities by the Servicer.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to: (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Servicing Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading when made or deemed made, (ii) the failure by the Servicer to comply with any Applicable Law in any material respect, (iii) the failure of the Servicer to comply with its duties or obligations in accordance with the Agreement, or (iv) any litigation, proceedings or investigation against the Servicer, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

(b) Any amounts subject to the indemnification provisions of this Section 9.2 shall be paid by the Servicer to the Indemnified Party no later than the earlier to occur of (x) 30 days and (y) the next Payment Date following such Person’s demand therefor.

(c) The Servicer does not guarantee the obligations of the Borrower hereunder or the performance of the Loans and the Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans except to the extent such Indemnified Amounts directly result from the Servicer’s breach of its obligations hereunder.

(d) The obligations of the Servicer under this Section 9.2 shall survive the resignation or removal of the Administrative Agent or the Lenders and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 9.2 shall not be payable from the Collateral.

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ARTICLE X.

THE ADMINISTRATIVE AGENT

Section 10.1. The Administrative Agent.

(a) Appointment. Each Lender and each other Secured Party hereby appoints and authorizes the Administrative Agent as its agent and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each of the Lenders and each other Secured Party. Each Lender and each other Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests Granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

(b) Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Original Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Original Seller or the Servicer or to inspect the property (including the books and records) of the Borrower, the Original Seller or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

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(c) Credit Decision with Respect to the Administrative Agent. Each Lender and each other Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each other Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

(d) Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided, that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(e) Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five days’ written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Lenders acting jointly shall appoint a successor Administrative Agent. Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

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(f) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 Noon New York, New York time (11:00 a.m. Chicago, Illinois time) on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

(g) Secured Party. The Lenders and the Issuing Lender hereby appoint PrivateBank, in its capacity as Administrative Agent, as their trustee for purposes of perfection of a security interest in the Collateral. PrivateBank, in its capacity as Administrative Agent, hereby accepts such appointment and agrees to perform the duties set forth herein.

ARTICLE XI.

MISCELLANEOUS

Section 11.1. Amendments and Waivers

(a) Except as provided in this Section 11.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Administrative Agent and the Required Lenders; provided, that any amendment to this Agreement which would (i) reduce or impair Collections or the payment of Interest or fees to the Lenders, (ii) modify any provisions of this Agreement relating to the timing of payments required to be made by the Borrower or the application of the proceeds of such payments, (iii) release any Collateral from the Lien of this Agreement (other than as provided herein) or (iv) increase the Facility Amount, any Lender’s Commitment or extend the Termination Date shall not be effective without the written agreement of the Borrower, the Servicer, the Administrative Agent and each of the Lenders. The provisions of this Section 11.1 shall survive the termination of this Agreement.

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(b) No amendment, waiver or other modification of this Agreement having a material effect on the rights or obligations of the Administrative Agent or the Servicer (including any rights or duties of the Servicer that would be assumed by a Successor Servicer) shall be effective against such Person without the written agreement of such Person. The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Administrative Agent and the Servicer.

Section 11.2. Notices, Etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail, when verbal or electronic communication of receipt is obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

Section 11.3. Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Section 9.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 11.4. No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Lenders, or another Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

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Section 11.5. Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, the Lenders, the other Secured Parties and their respective successors and permitted assigns. Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

Section 11.6. Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, and the Servicer’s representations, covenants and duties set forth in Articles V and VI, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles III and IV the indemnification and payment provisions of Article XI and the provisions of Section 11.9, Section 11.10 and Section 11.11, shall be continuing and shall survive any termination of this Agreement.

Section 11.7. Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 11.8. Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

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Section 11.9. Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Administrative Agent, Lenders, the other Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article XI hereof, the Borrower agrees to pay, without duplication, the following amounts:

(a) all reasonable costs and expenses of the Administrative Agent, the Lenders and the other Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders and the other Secured Parties with respect thereto and with respect to advising the Administrative Agent, the Lenders and the other Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable costs and expenses, if any (including reasonable counsel fees and out-of-pocket expenses), incurred by the Administrative Agent, the Lenders or the other Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith;

(b) The Borrower shall pay no later than the earlier to occur of (x) 30 days and (y) the next Payment Date following such Person’s demand thereof all other reasonable and documented out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Administrative Agent and the Lenders, including, without limitation, all costs and expenses incurred by the Administrative Agent and the Lenders in connection with periodic audits of the Borrower’s, the Original Seller’s or the Servicer’s books and records; and

(c) Any amounts owed by the Borrower pursuant to this Section 11.9, shall be paid by the Borrower to the applicable Person no later than the earlier to occur of (x) 30 days and (y) the next Payment Date following such Person’s demand therefor to the extent of available funds in the Collection Account and pursuant to Section 2.10(d).

Section 11.10. No Proceedings.

Each of the parties hereto (other than the Administrative Agent without the consent of the Lenders) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.

Section 11.11. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, the Lenders, or any other Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against the Administrative Agent, the Lenders, or any other Secured Party, or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent, the Lenders, or any other Secured Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, the Lenders, or any other Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Administrative Agent, the Lenders, or any other Secured Party, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, the Lenders, or any other Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of the Administrative Agent, the Lenders, or any other Secured Party under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, the Lenders or any other Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, the Lenders, or any other Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of the Administrative Agent, the Lenders, or any other Secured Party, or any of them, for breaches by the Administrative Agent, the Lenders, or any other Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

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(b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Original Seller, the Servicer or any other Person against the Administrative Agent and the other Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Original Seller and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the other Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(d) The provisions of this Section 11.11 shall survive the termination of this Agreement.

Section 11.12. Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent for the benefit of the Secured Parties and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent for the benefit of the Secured Parties hereunder to all property comprising the Collateral. The Servicer shall deliver to the Administrative Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 11.12(a).

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(b) The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Advances hereunder and the security interest Granted in the Collateral, or to enable the Administrative Agent for the benefit of the Secured Parties or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c) If the Borrower or the Servicer fails to perform any of its obligations hereunder, the Administrative Agent or any other Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such other Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in this Article XI. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Administrative Agent held for the benefit of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Administrative Agent held for the benefit of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d) Without limiting the generality of the foregoing, the Borrower will, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i) authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii) deliver or cause to be delivered to the Administrative Agent an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

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Section 11.13. Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the other Secured Parties, the Servicer and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, potential investors or other agents engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the other Secured Parties, the Servicer and the Borrower that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.13(a) include, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Defaults, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, or the other Secured Parties by each other, (ii) by the Administrative Agent, the Lenders and the other Secured Parties to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential, or (iii) by the Administrative Agent, the Lenders, and the other Secured Parties to any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Administrative Agent, the Lenders and the other Secured Parties, may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrative Agents’, the Lenders’, or the other Secured Parties’ business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Lenders, or the other Secured Parties or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, or the Servicer or (e) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent having a need to know the same, provided that the Administrative Agent advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, the Servicer or the Original Seller.

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Section 11.14. Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the Fee Letter.

Section 11.15. Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 11.16. Assignments by the Lenders.

(a) With the prior written consent of the Borrower (which consent shall not be unreasonably withheld), each Lender may at any time assign, or Grant a security interest or sell a participation interest in or sell, any Advance (or portion thereof) or any Variable Funding Note (or portion thereof) to any Person; provided, that, as applicable, (i) no transfer of any Advance (or any portion thereof) or of any Variable Funding Note (or any portion thereof) shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such laws, and is made only to either an “accredited investor” as defined in paragraphs (a)(1), (2), (3), or (7) of Rule 501 of Regulation D under the Securities Act or any entity in which all of the equity owners come within such paragraphs or to a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, (ii) no such consent of the Borrower shall be required following the occurrence of a Termination Event, (iii) in the case of an assignment of any Advance (or any portion thereof) or of any Variable Funding Note (or of any portion thereof) the assignee executes and delivers to the Servicer, the Borrower and the Administrative Agent a fully executed transferee letter substantially in the form of Exhibit F hereto (a “Variable Funding Note Transferee Letter”), and (iv) any Lender shall not need prior consent to at any time (A) assign, or Grant a security interest or sell a participation interest in or sell, any Advance (or portion thereof) or any Variable Funding Note (or portion thereof) to an Affiliate or (B) pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including to any Federal Reserve Bank as collateral in accordance with Applicable Law; provided, that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto. The parties to any such assignment, grant or sale (including with respect to participation interests) by a Lender shall execute and deliver to the Administrative Agent, for its acceptance and recording in its books and records consistent with Sections 11.16(b) and 11.16(c), such agreement or document as may be satisfactory to such parties and the Administrative Agent. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of the Borrower rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent.

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(b) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) Participant Register. Each Lender that sells a participation interest pursuant to this Agreement shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each recipient of a participation interest (each, a “Participant”) and the principal amounts (and stated interest) of each Participant’s interest in the loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except as otherwise provided in this Agreement and to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(g) (it being understood that the documentation required under Section 2.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 2.12 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

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Section 11.17. Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 11.18. Loans Subject to Retained Interest Provisions.

(a) With respect to any Loan included in the Collateral subject to the Retained Interest provisions of this Agreement, the Borrower will own only the principal portion of such Loans outstanding as of the applicable Cut-Off Date. Principal Collections received by the Borrower or the Servicer on any Revolving Loans will be allocated first to the portion of such Revolving Loan owned by the Borrower, until the principal amount of such portion is reduced to zero, and then to the portion not owned by the Borrower; provided, however, if a payment default occurs with respect to any of the related Loans, then Principal Collections received on the applicable Loan will be allocated between the portion owned by the Borrower and the portion not owned by the Borrower, pro rata based upon the outstanding principal amount of each such portion.

(b) With respect to any Loan included in the Collateral subject to the Retained Interest provisions of this Agreement, Interest Collections received by the Servicer on those Loans will be allocated between the portion owned by the Borrower and the portion not owned by the Borrower pro rata based upon the outstanding principal amount of each such portion.

(c) With respect to any Revolving Loan included in the Collateral, the Borrower may, from time to time, request Advances with respect thereto up to the principal amount of such Revolving Loan as of the applicable Cut-Off Date, subject to the terms and conditions of this Agreement.

Section 11.19. Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of United States Treasury Regulations Section 1.6011-4; provided, however, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.19 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

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Section 11.20. Collateral Custodian.

(a) The role of Collateral Custodian with respect to the Loan Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 11.20. Each of the Borrower, the Lenders and the Administrative Agent hereby consent to the designation and appointment of the Collateral Custodian to act as its agent in accordance with the Collateral Custodian Agreement and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by the Collateral Custodian Agreement.

(b) The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Custodian in accordance with the Collateral Custodian Agreement. Upon such removal, the Administrative Agent shall designate and appoint an Eligible Collateral Custodian to serve as successor Collateral Custodian hereunder with respect to the Loan Files.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	GOLUB CAPITAL BDC REVOLVER FUNDING LLC, as the Borrower

By:
Name:
Title:

THE SERVICER:	GOLUB CAPITAL BDC, INC., as the Servicer

By:
Name:
Title:

[Signatures Continued on the Following Page]

THE ADMINISTRATIVE AGENT:	THE PRIVATEBANK AND TRUST COMPANY

By:
Name:
Title:

LENDER:	THE PRIVATEBANK AND TRUST COMPANY

By:
Name:
Title:

Annex A

GOLUB CAPITAL BDC REVOLVER FUNDING LLC

150 South Wacker Drive, Suite 800

Chicago, IL 60606

Attention: Ross A. Teune

Telephone No.: (312) 284-0111

Fax No.: 312-201-9167

GOLUB CAPITAL BDC, INC.

150 South Wacker Drive, Suite 800

Chicago, IL 60606

Attention: Ross A. Teune

Telephone No.: (312) 284-0111

Fax No.: 312-201-9167

Annex A-1

Annex A (Continued)

THE PRIVATEBANK AND TRUST COMPANY

120 South LaSalle Street

Chicago, IL 60603

Attention: Michael F. Perry

Telephone No.: (312) 564-1334

Facsimile No.: (312) 564-6886

With a copy to:

THE PRIVATEBANK AND TRUST COMPANY

120 South LaSalle Street

Chicago, IL 60603

Attention: Steven M. Cohen

Facsimile No.: (312) 683-0445

Annex A-2

Annex B

Lender	Commitment
The PrivateBank and Trust Company	$15,000,000.00

Annex B-1